                                                                   EXHIBIT 10.65

================================================================================

                                  Master Power

                                 Purchase & Sale

                                    Agreement

================================================================================

[*]=information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

                    MASTER POWER PURCHASE AND SALES AGREEMENT

                                TABLE OF CONTENTS

COVER SHEET.................................................................................    1

GENERAL TERMS AND CONDITIONS................................................................   15

ARTICLE ONE: GENERAL DEFINITIONS............................................................   15

ARTICLE TWO: TRANSACTION TERMS AND CONDITIONS...............................................   20
    2.1   Transactions......................................................................   20
    2.2   Governing Terms...................................................................   20
    2.3   Confirmation......................................................................   20
    2.4   Additional Confirmation Terms.....................................................   21
    2.5   Recording.........................................................................   21

ARTICLE THREE: OBLIGATIONS AND DELIVERIES...................................................   21
    3.1   Seller's and Buyer's Obligations..................................................   21
    3.2   Transmission and Scheduling.......................................................   21
    3.3   Force Majeure.....................................................................   22

ARTICLE FOUR: REMEDIES FOR FAILURE TO DELIVER/RECEIVE.......................................   22
    4.1   Seller Failure....................................................................   22
    4.2   Buyer Failure.....................................................................   22

ARTICLE FIVE: EVENTS OF DEFAULT; REMEDIES...................................................   22
    5.1   Events of Default.................................................................   22
    5.2   Declaration of an Early Termination Date and Calculation of Settlement Amounts....   24
    5.3   Net Out of Settlement Amounts.....................................................   24
    5.4   Notice of Payment of Termination Payment..........................................   24
    5.5   Disputes With Respect to Termination Payment......................................   24
    5.6   Closeout Setoffs..................................................................   25
    5.7   Suspension of Performance.........................................................   25

ARTICLE SIX: PAYMENT AND NETTING............................................................   25
    6.1   Billing Period....................................................................   25
    6.2   Timeliness of Payment.............................................................   26
    6.3   Disputes and Adjustments of Invoices..............................................   26
    6.4   Netting of Payments...............................................................   26
    6.5   Payment Obligation Absent Netting.................................................   26
    6.6   Security..........................................................................   27
    6.7   Payment for Options...............................................................   27
    6.8   Transaction Netting...............................................................   27

                         Version 2.1 (modified 4/25/00)
     (C)COPYRIGHT 2000 by the Edison Electric Institute and National Energy
                              Marketers Association

ARTICLE SEVEN: LIMITATIONS..................................................................   27
    7.1   Limitation of Remedies, Liability and Damages.....................................   27

ARTICLE EIGHT: CREDIT AND COLLATERAL REQUIREMENTS...........................................   28
    8.1   Party A Credit Protection.........................................................   28
    8.2   Party B Credit Protection.........................................................   30
    8.3   Grant of Security Interest/Remedies...............................................   31

ARTICLE NINE:  GOVERNMENTAL CHARGES.........................................................   32
    9.1   Cooperation.......................................................................   32
    9.2   Governmental Charges..............................................................   32

ARTICLE TEN:   MISCELLANEOUS................................................................   32
    10.1  Term of Master Agreement..........................................................   32
    10.2  Representations and Warranties....................................................   32
    10.3  Title and Risk of Loss............................................................   34
    10.4  Indemnity.........................................................................   34
    10.5  Assignment........................................................................   34
    10.6  Governing Law.....................................................................   34
    10.7  Notices...........................................................................   35
    10.8  General...........................................................................   35
    10.9  Audit.............................................................................   35
    10.10 Forward Contract..................................................................   36
    10.11 Confidentiality...................................................................   36

SCHEDULE P:  PRODUCTS AND RELATED DEFINITIONS...............................................   37

EXHIBIT A:  CONFIRMATION LETTER.............................................................   44

                         Version 2.1 (modified 4/25/00)
     (C)COPYRIGHT 2000 by the Edison Electric Institute and National Energy
                              Marketers Association

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                                   COVER SHEET

This Master Power Purchase and Sale Agreement ("Master Agreement") is made as of the following date: August 1, 2005 ("Effective Date"). The Master Agreement, together with the exhibits, schedules and any written supplements hereto, the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any confirmations accepted in accordance with Section 2.3 hereto) shall be referred to as the "Agreement." The Parties to this Master Agreement are the following:


Name:  COMMERCE ENERGY, INC.  (CEI or         Name:  TENASKA POWER SERVICES CO.
"Party A")                                    ("Tenaska"
                                              or "Party B")
All Notices:                                  All Notices:
Street:  600 Anton Blvd., Ste. 2000           Street:  1701 E.  Lamar Blvd., Suite 100
City:  Costa Mesa, CA  92626                  City:  Arlington, Texas 76006
Zip:  92626
Attn:  Contract Administration                Attn:  Teri Brown, Contract Administration
Phone:  714.259.2558                          Phone:  (817) 303-1110
Facsimile:  714.259.2592                      Facsimile:  (817) 303-1867
Duns:  17-634-3341                            Duns:  01-501-6913
Federal Tax ID Number:  33-0769555            Federal Tax ID Number:  47-0771361

INVOICES:                                     INVOICES:
   Attn:  Nancy Remy                              Attn:  Accounts Payable
   Phone:  714.259.2531                           1044 N.  115th Street, Suite 400
   Facsimile:  714.259.2553                       Omaha, NE 68154
                                                  Phone:  (402) 691-9553
                                                  Facsimile:  (402) 938-1677

SCHEDULING:                                   SCHEDULING:
   Attn:  Blake Lasuzzo                           Attn:  Hourly Desk
   Phone:  714.259.2581                           Phone:  (817) 462-1528
   Facsimile:  714.259.2592                       Facsimile:  (817) 462-1031

CONFIRMATIONS:                                CONFIRMATIONS:
   Attn:  Tracy Morgan                            Attn:  Leanne Campbell
   Phone:  714-259-2511                           Phone:  (817) 303-1861
   Facsimile:  714-481-6584                       Facsimile:  (817) 462-1520

PAYMENTS:                                     PAYMENTS:
   Attn:  Tracy Morgan                           Attn:  Accounts Receivable
   Phone:  714-259-2511                          1044 N. 115th Street, Suite 400
   Facsimile:  714-481-6584                      Omaha, NE 68154
                                                 Phone:  (402) 691-9553
                                                 Facsimile:  (402) 938-1677

WIRE TRANSFER:                                ACH/WIRE TRANSFER:
  BNK:  Union Bank of California,                 Bank:  First National Bank of Omaha
  Irvine, CA                                      ABA No:  [*]
  ABA:   [*]                                      ACCT:    [*]
  ACCT:  [*]                                      ACCT Name:  Tenaska Power Services Co.
  ACCT Name:  Commerce Energy, Inc.


[*] = Information redacted pursuant to a confidential treatment request. Such outlined information has been filed separately with the Securities and Exchange Commission.

     CREDIT AND COLLECTIONS:                       CREDIT AND COLLECTIONS:
       Attn:  Michael Adcock                           Attn:  Clark Teakell
       Phone:  714.259.2558                            Phone:  (817) 303-1862
       Facsimile:  714.259.2592                        Facsimile:  (817) 462-1038
     WITH ADDITIONAL NOTICES OF AN EVENT OF        WITH ADDITIONAL NOTICES OF AN EVENT OF
     DEFAULT OR POTENTIAL EVENT OF DEFAULT         DEFAULT OR POTENTIAL EVENT OF DEFAULT TO:
     TO:                                               Attn:  Norma lacovo, Associate General
        Attn:  Mike Adclock                        Counsel
        Phone:  714.259.2558                           1701 E.  Lamar Blvd., Suite 100
        Facsimile:  714.259.2592                       Arlington, TX 76006
                                                       Phone:  (817) 462-1507
     AND:                                              Facsimile:  (817) 303-1104

        Attn:  Legal Department
        Phone:  714.259.2586
        Fax:  714.481.6589

The Parties hereby agree that the General Terms and Conditions are incorporated herein, and to the following provisions as provided for in the General Terms and
Conditions:


Party A Tariff:  Tariff FERC Electric Rate Schedule No.  1 Dated October 7, 1997
                 Docket Number ER97-4253-008

Party B Tariff:  Third Revised FERC Rate Schedule No.  1 Dated October 13, 2004
                 Docket Number ER94-389-023

--------------------------------------------------------------------------------
 ARTICLE TWO
 Transaction Terms and   [X] Optional provision in Section 2.4.
 Conditions              If not checked, inapplicable.

--------------------------------------------------------------------------------
 ARTICLE FOUR            [X] Accelerated Payment of Damages.
 Remedies for Failure        If not checked, inapplicable.
 to Deliver or Receive

--------------------------------------------------------------------------------
 ARTICLE FIVE
 Events of Default;      [X] Cross Default for Party A:
 Remedies                [ ] Party A:                      Cross Default Amount:

                         [X] Other Entity: Commerce Energy Cross Default Amount
                         Group, Inc.                       $1,000,000.00
                         [X] Cross Default for Party B:
                         [ ] Party B:                      Cross Default Amount:
                         [X] Other Entity: Tenaska         Cross Default Amount:
                         Energy, Inc. and Tenaska Energy   $25,000,000.00
                         Holdings, LLC
                         5.6  Closeout Setoff
                              [ ]   Option A (Applicable if no other selection
                                    is made.)
                              [X]   Option B - Affiliates shall have the meaning
                                    set forth in the Agreement unless otherwise
                                    specified as follows:  With respect to
                                    Tenaska "Affiliates" shall mean Tenaska
                                    Marketing Ventures and its subsidiaries.
                              [ ]   Option C (No Setoff)

--------------------------------------------------------------------------------
ARTICLE 8                   8.1  Party A Credit Protection:
Credit and Collateral            (a)   Financial Information:
Requirements
                                       [ ] Option A
                                       [X] Option B Specify:  Tenaska Energy,
                                       Inc. and Tenaska Energy Holdings, LLC
                                       [ ] Option C
                                       Specify:

                                 (b) Credit Assurances:

                                       [ ] Not Applicable
                                       [X] Applicable

                                 (c) Collateral Threshold:

                                       [ ] Not Applicable
                                       [X] Applicable

                            If applicable, complete the following:

                            Party B Collateral Threshold: With respect to Party B, as of any valuation date, shall mean the lowest of (i) the amount set forth below under the caption "Threshold Amount" with respect to Party B's Guarantor, (ii) the amount of any dollar limit contained in a guaranty provided by Party B's Guarantor, or (iii) zero if an Event of Default with respect to Party B has occurred and is continuing.

                            Threshold Amount:  3% of Shareholder's Equity

                            Party B Independent Amount:  $ -0
                            Party B Rounding Amount:  $100,000.00

                            (d)  Downgrade Event:
                                 [ ]  Not Applicable
                                 [X]  Applicable
                            If applicable, complete the following:
                                 [X]   Other:
                            Specify: It shall be a Downgrade Event for Party B if a Material Adverse Change occurs in the financial condition of Party B's Guarantor. "Material Adverse Change" with respect to Party B shall mean (i) a decrease in total shareholders' equity/members' capital for Party B's Guarantor (as reported on combined balance sheets of Tenaska Energy, Inc. and Tenaska Energy Holdings, LLC) to below $300,000,000, or (ii) the occurrence of an event or contingency that, in the reasonable opinion of Party A, is likely to result in a decrease in total shareholders' equity/members' capital for Party B's Guarantor to below $300,000,000 or would otherwise materially effect the ability of Party B or its Guarantor to honor financial obligations as they become due."

                            (e) Guarantor for Party B:  Tenaska Energy, Inc.
                                and Tenaska Energy Holdings, LLC
                                Guarantee Amount: $1,000,000.00 (initial guaranty amount) and may be increased by Party B from time to time, but not to exceed the Threshold Amount.

                            8.2  Party B Credit Protection:
                                 (a)   Financial Information:
                                       [ ] Option A
                                       [X] Option B Specify: Commerce Energy
                                           Group Inc.
                                       [ ] Option C Specify: _____________

                                 (b)   Credit Assurances:
                                       [ ] Not Applicable
                                       [X] Applicable

                                 (c)   Collateral Threshold:
                                       [ ] Not Applicable
                                       [X] Applicable

                            If applicable, complete the following:

                            Party A Collateral Threshold: With respect to Party A, as of any valuation date, as long as Party A is in compliance with the Security Agreement of August 1, 2005, between the Parties ("Security Agreement"), providing all amounts of collateral and performing all covenants required therein, then Party A shall be deemed to be within the Collateral Threshold requirements of this Master Agreement. An Event of Default under the Security Agreement shall constitute an Event of Default under this Master Agreement. Upon termination of the Security Agreement or an Event of Default thereunder, "Collateral Threshold" shall mean the lowest of

                            (i)   $1,000,000.00,
                            (ii) the amount of any dollar limit contained in a guaranty provided by Party A's Guarantor, or
                            (iii) zero if an Event of Default with respect to
                                  Party A has occurred and is continuing.
                            Party A Independent Amount: $ -0-
                            Party A Rounding Amount:    $100,000.00
                            (d)  Downgrade Event:
                                 [ ]  Not Applicable
                                 [X]  Applicable
                            If applicable, complete the following:
                                 [x]   Other:
                                       Specify: It shall be a Downgrade Event
                                       for Party A if Party A's Guarantor fails to maintain at all times a minimum Net Worth of $50,000,000 and be in compliance with the covenants set forth in the Security Agreement. (e) Guarantor for Party A: Commerce Energy Group Inc. Guarantee Amount: $1,000,000.00

--------------------------------------------------------------------------------
ARTICLE 10                  [X]  Confidentiality Applicable     If not checked,
Confidentiality                  inapplicable.
--------------------------------------------------------------------------------

SCHEDULE M                  [ ] Party A is a Governmental Entity or Public
                                Power System
                            [ ] Party B is a Governmental Entity or Public
                                Power System
                            [ ] Add Section 3.6.  If not checked, inapplicable
                            [ ] Add Section 8.6.  If not checked, inapplicable

OTHER CHANGES               Specify, if any:  SEE ADDITIONAL PROVISIONS SET
                            FORTH BELOW.

ADDITIONAL PROVISIONS. THE FOLLOWING PROVISIONS ARE AMENDED, ADDED OR DELETED AS
INDICATED:

ARTICLE ONE -- GENERAL DEFINITIONS

Section 1.1 is amended by adding the following to the end of the paragraph:
"With respect to Tenaska, "Affiliates" shall mean (specify Tenaska affiliates) and its subsidiaries for purposes of Section 5.6 and Section 10.2(vi)."

Section 1.12 is amended by deleting the word "issues" and inserting the word "issuer".

Section 1.4 Delete the first sentence and replace it to read as follows:
"Business Day" means any day except a Saturday, Sunday, the Friday immediately following the Thanksgiving holiday or a Federal Reserve Bank Holiday.

Section 1.26 is amended by deleting the word "and" and inserting the word "or" after the phrase "plus two percent (2%)".

Section 1.27 is amended by deleting Section 1.27 in is entirety and replacing it with the following:

"Section 1.27 "Letter of Credit" means an irrevocable, transferable, standby letter of credit, issued by a Qualified Institution containing such terms as are required by issuing bank and are reasonably satisfactory to the Party in whose favor the Letter of Credit is issued.

Section 1.50 is amended by deleting the reference to "Section 2.4" and replacing it with "Section 2.5".

Section 1.51 is amended by (i) adding the phrase "for delivery" immediately before the phrase "at the Delivery Point" in the second line, and (ii) deleting in the fifth line the words "at Buyer's option" and replacing them with the words "absent a purchase".

Section 1.53 is amended by (i) deleting the phrase "at the Delivery Point" from the second line, (ii) deleting in the fifth line the words "at Seller's option" and replacing them with the words "absent a sale", and (iii) ) inserting a new sentence after the first sentence as follows: "If the Seller is unable after using commercially reasonable efforts to resell all or a portion of the Product not received by Buyer, the Sales Price with respect to such unsold portion Product shall be deemed equal to zero (0)".

Section 1.62 The following definition is added as Section 1.62: ""Merger Event" means, with respect to a Party or its Guarantor, that such Party or its Guarantor consolidates or amalgamates with, or merges into or with, or transfers substantially all of its assets to another entity; and (i) the resulting entity fails to assume all of the obligations of such Party hereunder or of such Party's Guarantor under its guaranty; or (ii) the benefits of any credit support provided pursuant to Article 8, or any guaranty provided by such Party's Guarantor, fail to extend to the performance by such resulting, surviving or transferee entity of its obligations hereunder; or (iii) the resulting entity's creditworthiness is materially weaker than that of such Party or its Guarantor immediately prior to such action; provided, however, the creditworthiness of the resulting entity shall not be deemed to be "materially weaker" so long as it maintains a credit rating of at least "BBB-" with S&P or "Baa3" with Moody's."

Article Two -- Transactions Terms and Conditions

Section 2.1 is amended by adding the following to the end of the paragraph: All payments and any Performance Assurance in the form of cash provided hereunder shall be made in U.S. dollars.

Section 2.2 is amended by adding the following as separate paragraphs:

"Party A and Party B confirm that this Master Agreement shall supersede and replace all prior agreements between the Parties hereto with respect to the subject matter hereof, including the Master Power Purchase and Sale Agreement, dated March 12, 2002, between ACN Energy, Inc. and Tenaska Power Services Co., and acquired by Party A by way of assignment under the Assignment Agreement, dated July 14, 2005, between the Parties ("Assigned Agreement"). Party A and Party B confirm the terms of those ongoing Transactions entered into under the Assigned Agreement, as evidenced by the written confirmations with respect thereto, and agree that such Transactions are, effective as of the Effective Date, governed by this Master Agreement, and are part of this single integrated agreement between the Parties consistent with the first paragraph of this
Section 2.2.

"The Parties agree to adhere to the operating procedures, market rules, protocols, and product definitions of the NYISO, NEPOOL, ERCOT, PJM, MISO, SPP, and other ISO's or RTO's as applicable and as promulgated from time to time by such organizations or their successors."

ARTICLE THREE -- OBLIGATIONS AND DELIVERIES

Section 3.3 shall be amended by deleting from the last sentence the words "resume performance of" and replacing them with the words "make-up".

A new Section 3.4 "ISO Delivery Point Changes shall be added as follows: "In the event that the geographical boundaries of the Delivery Point set forth in the Transaction are modified by the governing independent system operator ("ISO") or its successor control area operator/regional transmission operator, the Delivery Point as set forth in any Confirmation shall mean the hub which is within the geographical boundary of the Delivery Point as defined on the date of the Confirmation."

ARTICLE FOUR -- REMEDIES FOR FAILURE TO DELIVER

4.3 Suspension of Performance. Notwithstanding, and in addition to the remedies provided pursuant to Sections 4.1 and 4.2, if Seller or Buyer fails to schedule and/or deliver/receive all or part of the Product pursuant to a Transaction for a period of three (3) or more consecutive days during any Delivery Period, and such failure is not excused under the terms of the Product, by the other Party's failure to perform or by agreement of the Parties, then upon one (1) Business Day prior notice, and for so long as the non-performing Party fails to perform, the performing Party shall have the right to suspend its performance under such Transaction. In the event the performing Party suspends performance pursuant to this Section 4.3, it shall not be obligated to resume performance until it has received notice from the non-performing Party at least one (1) Business Day prior to the date upon which the non-performing Party intends to resume its performance.

ARTICLE FIVE -- EVENTS OF DEFAULT; REMEDIES

Section 5.1(b) shall be amended by adding the words "and such breach has a material adverse effect upon the Party to whom such representation or warranty was made".

Section 5.1(e) shall be amended by deleting the words "Article Eight hereof" and replaced with the words "Sections 9.6 and 9.7 of the Agreement to Provide QSE and Marketing Services between the Parties dated August 1, 2005 ("QSE Agreement") and the Security Agreement between the Parties dated August 1, 2005 ("Security Agreement"); provided however, in the event both of the referenced agreements are terminated, then Section 5.1(e) shall revert to the original words "Article Eight hereof".

Section 5.1(f) shall be amended in its entirety as follows: "a Merger Event occurs with respect to such Party."

Section 5.1(g) shall be suspended and inoperable for as long as the QSE Agreement and Security Agreement are operable, and Party A is in compliance with Sections 9.6 and 9.7 of the QSE Agreement and the Security Agreement.

Section 5.1(h)(i) shall be amended by adding the words "and such breach has a material adverse effect upon the Party to whom such representation or warranty was made".

Section 5.1(h)(v), the last sentence shall be amended by adding the words "made in connection with this Agreement" immediately after the words "any guaranty".

Section 5.1(h)(vi) shall be added as a new Section: "a Merger Event occurs with respect to a Guarantor."

Section 5.2 shall be amended by (i) deleting the last sentence and (ii) replacing it with the following:

"The Non-Defaulting Party shall calculate, in a commercially reasonable manner, a Settlement Amount for each such Terminated Transaction or group of Terminated Transactions as of the Early Termination Date (or, to the extent that in the reasonable opinion of the Non-Defaulting Party certain of such Terminated Transactions or group of Terminated Transactions are commercially impracticable to liquidate and terminate or may not be liquidated and terminated under applicable law on the Early Termination Date, then each such Transaction or group of Terminated Transactions (individually, an "Excluded Transaction" and collectively, the "Excluded Transactions") shall be terminated as soon thereafter as reasonably practicable), and upon termination shall be deemed to be a Terminated Transaction or group of Terminated Transactions and the Termination Payment payable in connection with all such Terminated Transactions or group of Terminated Transactions shall be calculated in accordance with
Section 5.3 below. The Gains and Losses for each Terminated Transaction or group of Terminated Transactions shall be determined by calculating, in a commercially reasonable manner, the amount that would be incurred or realized to replace or to provide the economic equivalent of the remaining payments or deliveries in respect of that Terminated Transaction or group of Terminated Transactions. The Non-Defaulting Party (or its agent) may determine its Gains and Losses by reference to information either available to it internally or supplied by one or more third parties including, without limitation, quotations (either firm or indicative) of relevant rates, prices, yields, yield curves, volatilities, spreads or other relevant market data in the relevant markets. Third parties supplying such information may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors and other sources of market information. Notwithstanding the foregoing, the Non-Defaulting Party's determination of Gains and Losses for each Terminated Transaction or group of Terminated Transactions shall be comparable to that which would have been obtained by comparing the value of the remaining term, transaction quantities, and transaction prices under each Terminated Transaction or group of Terminated Transactions had it not been terminated to the equivalent quantities and relevant market prices for the remaining term which are reasonably expected to be available in the market under a replacement contract for each Terminated Transaction or group of Terminated Transactions. It is expressly agreed that the Non-Defaulting Party shall not be required to enter into a replacement Transaction in order to determine the Settlement Amount."

Section 5.4 shall be amended by adding the following at the end:

"The Termination Payment shall bear interest at the Interest Rate from the date upon which notice is effective until paid. Notwithstanding any provision to the contrary contained in this Agreement, the Non-Defaulting Party shall not be required to pay to the Defaulting Party any amount under Article 5 until the Non-Defaulting Party receives confirmation satisfactory to it in its reasonable discretion that all other obligations of any kind whatsoever of the Defaulting Party to make any payments to the Non-Defaulting Party or any of its Affiliates under this Agreement or otherwise which are due and payable as of the Early Termination Date (including for these purposes amounts payable pursuant to Excluded Transactions) have been fully and finally performed and that the Defaulting Party has returned any Performance Assurance of the Non-Defaulting Party's that is held simultaneously or before the Non-Defaulting Party makes any Termination Payment hereunder.

ARTICLE SIX -- PAYMENT AND NETTING

Section 6.4 shall be amended by deleting in the second line the words "on the same date" and by adding in the third line the words "during any given month" immediately after the words "all Transactions".

ARTICLE SEVEN -- LIMITATIONS

Sec. 7.1 shall be amended by (i) deleting in the fifteenth line the words "UNLESS EXPRESSLY HEREIN PROVIDED", (ii) adding in the nineteenth line the words "PROVIDED, HOWEVER, NOTHING IN THIS SECTION SHALL AFFECT THE ENFORCEABILITY OF THE PROVISIONS OF THIS AGREEMENT RELATING TO REMEDIES FOR FAILURE TO DELIVER/RECEIVE IN SECTIONS 4.1 AND 4.2, AND CALCULATION AND PAYMENT OF THE TERMINATION PAYMENT IN SECTIONS 5.2 AND 5.3." immediately after the words "ANY INDEMENITY PROVISION OR OTHERWISE" and (iii) adding at the end of the last sentence the words AND ARE NOT PENALTIES".

THE FOLLOWING PROVISION ADDED AS SECTION 7.2:

SEC. 7.2. UCC/DISCLAIMER OF WARRANTIES. The provisions of the applicable Uniform Commercial Code ("UCC") shall be deemed to apply to all Transactions hereunder, and Energy shall be deemed to be a "good" for the purposes of the UCC. PARTY A AND PARTY B EACH ACKNOWLEDGES THAT IT HAS ENTERED INTO THIS AGREEMENT AND IS CONTRACTING FOR THE ENERGY TO BE SUPPLIED BASED SOLELY UPON THE EXPRESS REPRESENTATIONS AND WARRANTIES HEREIN AND, SUBJECT THERETO, ACCEPTS SUCH ENERGY "AS-IS" AND "WITH ALL FAULTS". PARTY A AND PARTY B EACH EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, RELATING TO SUCH ENERGY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

ARTICLE EIGHT -- CREDIT AND COLLATERAL REQUIREMENTS

Section 8.1(a) Option B shall be amended by (i) deleting in the second line the words "annual report containing." Delete subsection (ii) in its entirety, and
(ii) adding the following phrase to the end of the first sentence: ", subject to a confidentiality agreement being in full force and effect".

Section 8.1(d) shall be amended by adding in the fifth line the words "or fails to maintain such Performance Assurance or guaranty or other credit assurance for so long as the Downgrade Event is continuing" immediately after "receipt of notice".

Section 8.2 Party B Credit Protection:

(a) Section 8.2(d) shall be amended by adding in the fifth line the words "or fails to maintain such Performance Assurance or guaranty or other credit assurance for so long as the Downgrade Event is continuing" immediately after "receipt of notice".

(b) Definitions. With respect to this Section 8.2(d) the following definitions will apply.

"Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of said Person and its subsidiaries for such period determined in accordance with GAAP; provided that there shall be excluded therefrom all non-cash gains and losses which would be classified as extraordinary under GAAP.

"EBITDA" shall mean, for any period, the sum of (1) Consolidated Net Income for such period, plus (2) all interest expense to the extent deducted from Consolidated Net Income, plus (3) all income taxes to the extent deducted from Consolidated Net Income, plus (4) all depreciation, depletion and amortization and other non-cash charges to the extent deducted from Consolidated Net Income, minus (5) all non-cash items of income to the extent added to or subtracted from Consolidated Net Income.

"EBITDA Coverage Ratio" shall mean, as of any date, the ratio of (i) EBITDA for the four fiscal quarters ending on the last day of the most recent fiscal quarter of said Person and its subsidiaries to (ii) cash interest payments made during such four fiscal quarters of said Person and its subsidiaries.

"FASB 133" shall mean Financial Accounting Standards Board Statement 133 as amended or modified from time to time.

"GAAP" shall mean, with respect to any Person, accounting principles that are generally accepted in the country in which said person is organized.

"Net Worth" shall mean, as of any date, the sum of said Person's capital stock (which shall exclude treasury stock and any preferred stock subject to mandatory redemption by the issuer at the option of the holder thereof) and additional paid-in capital, plus retained earnings (minus accumulated deficit), all as shown on the consolidated balance sheet of said Person and its subsidiaries in accordance with GAAP.

"Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

Sec. 8.3 shall be amended by adding the following to the end of this section:

"Notwithstanding the foregoing, (i) such rights and remedies may only be exercised upon Performance Assurance provided by or on behalf of the Defaulting Party and in the possession of, or maintained for the benefit of, the Non-Defaulting Party or its agent, (ii) the Non-Defaulting Party may not exercise such rights and remedies against the Defaulting Party and/or Performance Assurance provided by or on behalf of the Defaulting Party so long as the Defaulting Party has paid all of its obligations under this Agreement then due, and (iii) the Non-Defaulting Party may apply the proceeds of the Performance Assurance realized upon the exercise of such rights and remedies in such order as it may elect."

THE FOLLOWING NEW PROVISIONS ARE ADDED TO ARTICLE EIGHT:

8.4 Disputed Calculations.

(a) If the Pledging Party disputes the amount of Performance Assurance requested by the Secured Party and such dispute relates to the amount of the Contract Exposure claimed by the Secured Party, then the Pledging Party shall (i) notify the Secured Party of the existence and nature of the dispute not later than 12:00 p.m. Central Prevailing Time on the first Business Day following the date that the demand for Performance Assurance is made by the Secured Party, and (ii) provide Performance Assurance to or for the benefit of the Secured Party in an amount equal to the Pledging Party's own estimate, made in good faith and in a commercially reasonable manner, of the Pledging Party's Collateral Requirement. In all such cases, the Parties thereafter shall promptly consult with each other in order to reconcile the two conflicting amounts. If the Parties have not been able to resolve their dispute on or before the second Business Day following the date that the demand is made by the Secured Party, then the Secured Party shall obtain market quotations from two Reference Market Makers within two (2) Business Days (taking the arithmetic average of those obtained to obtain the average Current Mark-to-Market Value; provided, that, if only one (1) quotation can be obtained, then that quotation shall be used and if no quotations can be obtained, Secured Party's original calculation shall be applicable) for the purpose of recalculating the Current Mark-to-Market Value of each Transaction in respect of which the Parties disagree as to the Current Mark-to-Market Value thereof, and the Secured Party shall inform the Pledging Party of the results of such recalculation (in reasonable detail). Performance Assurance shall thereupon be provided, returned, or reduced, if necessary, on the next Business Day in accordance with the results of such recalculation.

(b) If the Secured Party disputes the amount of Performance Assurance to be reduced by the Pledging Party and such dispute relates to the amount of the Contract Exposure claimed by the Secured Party, then the Secured Party shall (i) notify the Pledging Party of the existence and nature of the dispute not later than 12:00 p.m. Central Prevailing Time on the first Business Day following the date that the demand to reduce Performance Assurance is made by the Pledging Party and (ii) effect the reduction of Performance Assurance to or for the benefit of the Secured Party in an amount equal to the Secured Party's own estimate, made in good faith and in a commercially reasonable manner, of the Pledging Party's Collateral Requirement. In all such cases, the Parties thereafter shall promptly consult with each other in order to reconcile the two conflicting amounts. If the Parties have not been able to resolve their dispute on or before the second Business Day following the date that the demand is made by the Pledging Party, then the Secured Party's Contract Exposure shall be recalculated by Secured Party requesting quotations from two (2) Reference Market-Makers within two (2) Business Days (taking the arithmetic average of those obtained to obtain the average Current Mark-to-Market Value; provided, that, if only one (1) quotation can be obtained, then that quotation shall be used and if no quotation can be obtained, Secured Party's original calculation shall be applicable) for the purpose of recalculating the Current Mark-to-Market Value of each Transaction in respect of which the Parties disagree as to the Current Mark-to-Market Value thereof, and the Secured Party shall inform the Pledging Party of the results of such recalculation (in reasonable detail). Performance Assurance shall thereupon be provided, returned, or reduced, if necessary, on the next Business Day in accordance with the results of such recalculation.

(c) Definitions. With respect to this Section 8.4 the following definitions will apply.

"Calculation Date" means any Business Day on which a Party chooses or is requested by the other Party to make the determinations referred to in Sections 8.1(c), 8.2(c) and this Section 8.4.

"Collateral Requirement" means the Secured Party's Contract Exposure minus the amount of Performance Assurance transferred to the Secured Party.

"Contract Exposure" means an amount equal to (x) the Termination Payment that would be payable from the Providing Party to the Requesting Party, as if an Early Termination Date had been declared pursuant to Article 5 of this Agreement (notwithstanding whether or not an Event of Default has occurred) and all Transactions had been terminated; (y) plus the net amount of all other payments owed but not yet paid between the Parties, whether or not such amounts are then due, for performance already provided pursuant to any and all Transactions conducted under the Agreement; (z) less the amount of any Performance Assurance then held by the Requesting Party.

"Credit Support Provider" means a third party providing a guaranty for a Party pursuant to this Agreement.

"Current Mark-to-Market Value" of an outstanding Transaction, on any Calculation Date, means the amount, as calculated in good faith and in a commercially reasonable manner, which a Party to the Agreement would pay to (a negative Current Mark-to-Market Value) or receive from (a positive Current Mark-to-Market Value) the other Party as the Settlement Amount (calculated, only for purposes of establishing Contract Exposure in connection with setting Performance Assurance levels, at the mid-point between the bid price and the offer price) for such Transaction.

"Letter of Credit Default" shall mean the occurrence of any of the following events without Party B's prior written approval, (i) Party A or its Credit Support Provider, as the case may be, fails to extend or replace the Secured Party's Initial Letter of Credit or any Pledging Party Letter of Credit delivered to support Pledging Party's Threshold Amount or as Performance Assurance hereunder at least thirty (30) calendar days prior to its expiration or, (ii) any Secured Party Letter of Credit or any Letter of Credit delivered by Pledging Party hereunder shall expire, terminate, or otherwise fail to remain in full force and effect for any reason, or (iii) the bank which issued the Secured Party's Letter of Credit or any Pledging Party Letter of Credit hereunder fails to maintain the requirements of a Qualified Institution and such failure is not remedied within five (5) Business Days after written notice of such failure is given to the Pledging Party.

"Pledging Party" means either Party, when that Party receives a demand for or is required to transfer Performance Assurance.

"Qualified Institution" shall mean a commercial bank or trust company (which is not an affiliate of either Party) organized under the laws of the United States or a political subdivision thereof, or the US branch of a foreign bank (which is not an affiliate of either Party) with (i) a Credit Rating of at least (a) "A-" by S&P and "A3" by Moody's, if such entity is rated by either S&P or Moody's but not both, and (ii) having a capital and surplus of at least $1,000,000,000.

"Reference Market-maker" means a leading dealer in the relevant market selected by a Party determining its Contract Exposure in good faith from among dealers which satisfy all the criteria that such Party applies generally at the time in deciding whether to offer or to make an extension of credit.

"Secured Party" means either Party, when that Party makes a demand for or is entitled to receive Performance Assurance.

"Settlement Amount" means, with respect to a Transaction and the Non-Defaulting Party, the Losses or Gains, and Costs expressed in U.S. Dollars, which such Party incurs as a result of the liquidation of a Terminated Transaction pursuant to Article 5 of this Agreement.

8.5 LETTER OF CREDIT PROVISIONS.

With respect to Letters of Credit provided hereunder:

(A) Such Letter of Credit shall provide that a drawing may be made on the Letter of Credit in an amount (up to the face amount for which the Letter of Credit has been issued, less any drawing previously made, if any,) that is equal to all amounts that are due and owing from the Pledging Party but have not been paid to the Secured Party within the time allowed for such payments under this Agreement (including any related notice or grace period or both). A drawing may be made on the Letter of Credit in this instance upon submission to the bank issuing the Letter of Credit of one or more certificates specifying the amounts due and owing to the Secured Party in accordance with the specific requirements of the Letter of Credit. Partial drawing and multiple drawings shall be allowed. The Pledging Party shall remain liable for any amounts due and owing to the Secured Party and remaining unpaid after the application of the amounts so drawn by the Secured Party.

(B) Such Letter of Credit shall also provide that a drawing may be made of the entire, undrawn portion of such Letter of Credit if the Pledging Party shall fail to renew or cause the renewal of each outstanding Letter of Credit at least ten (10) Business Days prior to the expiration of the relevant Letter of Credit. A drawing may be made on the Letter of Credit in this instance upon submission to the bank issuing such Letter of Credit of one or more certificates that such failure has occurred in accordance with the specific requirements of the Letter of Credit. The cash proceeds from any such draw on a Letter of Credit shall be held by the Secured Party as Performance Assurance under the Agreement. Notwithstanding the foregoing, the Secured Party shall not be entitled to make such a drawing unless the Collateral Requirement applicable to the Pledging Party at such time equals or exceeds the Pledging Party's Minimum Transfer Amount.

(C) Notwithstanding the Secured Party's receipt of cash proceeds of a drawing under the Letter of Credit, the Pledging Party shall remain liable (y) for any failure to transfer sufficient Performance Assurance or (z) for any amounts owing to the Secured Party and remaining unpaid after the application of the amounts so drawn by the Secured Party.

(D) If a Pledging Party's Guarantor shall furnish a Letter of Credit hereunder, the amount otherwise required under such Letter of Credit may at the option of such Guarantor be reduced by the amount of any Letter of Credit established by such Pledging Party, which complies with the terms herein of this Agreement (but only for such time as such Pledging Party's Letter of Credit shall be in effect). In the event a Pledging Party shall be required to furnish a Letter of Credit hereunder, the amount otherwise required under such Letter of Credit may at the option of such Party be reduced by the amount of any Letter of Credit established by such Pledging Party's Guarantor, which complies with the terms herein of this Agreement (but only for such time as such Guarantor's Letter of Credit shall be in effect).

(E) In all cases, the costs and expenses (including but not limited to the reasonable costs, expenses, and attorneys' fees of the Secured Party) of establishing, renewing, substituting, canceling, and increasing the amount of a Letter of Credit shall be borne by the Pledging Party.

ARTICLE TEN -- MISCELLANEOUS

Section 10.2 is amended by adding the following new paragraph at the end of this
Section:

(xiii) "the person signing this Master Agreement is duly authorized to execute and deliver this Master Agreement on its behalf."

Section 10.5 shall be amended by deleting clause (ii) and the portion of clause
(iii) prior to the words "provided, however", and replacing them with the following:

"(ii) transfer or assign this Agreement to an Affiliate of such Party so long as
(x) such Affiliate's creditworthiness is equal to or higher than that of such Party or the Guarantor as of the Effective Date, if any, for such Party, or (y) the obligations of such Affiliate are guaranteed by such Party or its Guarantor, if any, in accordance with a guaranty agreement in form and substance satisfactory to the other Party, and (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets of such Party whose creditworthiness is equal to or higher than that of such Party or its Guarantor, if any, as of the Effective Date; ..."

Section 10.6, first sentence: delete the phrase "NEW YORK" and substitute in lieu thereof: "TEXAS."

Section 10.7 is amended by inserting the word "overnight" before the words "United States mail" in the second sentence thereof.

Section 10.8 is amended by deleting the second to the last sentence in its entirety and replacing it with the following sentences: "The indemnity provisions of this Agreement shall survive the termination of this Agreement for the period of the applicable statute of limitations. The audit provisions of this Agreement shall survive the termination of this Agreement for a period of twenty-four (24) months."

Section 10.11 shall be amended by adding to the first sentence "or the Party's Affiliates" between "other than the Party's" and "employees". Add to the first sentence "or to the extent such information is delivered to such third party for the sole purpose of calculating a published index" after the phrase" or regulatory proceeding". Add at the end of the section: "Such confidentiality obligations shall terminate one year after termination of the related Transaction."

THE FOLLOWING NEW PROVISIONS ARE ADDED TO ARTICLE TEN:

10.12 Market Disruption.

(a) Market Disruption Event. If a Market Disruption Event has occurred and is continuing during the Determination Period, the Floating Price for the affected Trading Day shall be determined pursuant to the index specified in the affected Transaction for the first Trading Day thereafter on which no Market Disruption Event exists; provided, however, if the Floating Price is not so determined within three (3) Business Days after the first Trading Day on which the Market Disruption Event occurred or existed, then the Parties shall negotiate in good faith to agree on a Floating Price (or a method for determining a Floating Price), and if the Parties have not so agreed on or before the twelfth Business Day following the first Trading Day on which the Market Disruption Event occurred or existed, then the Floating Price shall be determined by each Party obtaining in good faith a quote from a leading dealer (other than either of the Parties) in the relevant market and averaging the two quotes; provided, however, that if the Parties are unable to obtain quotations within twelve (12) Business Days thereafter, either Party shall be entitled to declare an Early Termination Date for the affected Transactions in accordance with Section 5.2., although a Market Disruption Event shall not constitute an Event of Default hereunder and Tenaska shall calculate the Termination Payment with respect to the affected Transaction(s) using the procedures set forth in Section 5.2. Notwithstanding the foregoing, if the Parties have determined a Floating Price pursuant to this Section and at a later date the responsible exchange, publication or market announces or publishes the relevant Floating Price, then such Floating Price shall be treated as a corrected price and either Party may notify the other Party of the correction and the amount payable as a result of that correction in accordance with Section 10.12(b) hereof.

"Determination Period" means each calendar month during the term of the relevant Transaction; provided that if the term of the Transaction is less than one calendar month the Determination Period shall be the term of the Transaction.

"Floating Price" means the price specified in the Transaction as being based upon a specified index.

"Market Disruption Event" means, with respect to an index, any of the following events: (a) the failure of the index to announce or publish information necessary for determining the Floating Price; (b) the failure of trading to commence or the permanent discontinuation or material suspension of trading in the relevant options contract or commodity on the exchange or market acting as the index; (c) the temporary or permanent discontinuance or unavailability of the index; (d) the temporary or permanent closing of any exchange acting as the index; or (e) a material change in the formula for or the method of determining the Floating Price.

"Trading Day" means a day in respect of which the relevant price source published the relevant price.

(b) Corrections to Published Prices. For purposes of determining the relevant prices for any day, if the price published or announced on a given day and used or to be used to determine a relevant price is subsequently corrected and the correction is published or announced by the person responsible for that publication or announcement, either Party may notify the other Party of (i) that correction and (ii) the amount (if any) that is payable as a result of that correction. If a Party gives notice that an amount is so payable, the Party that originally either received or retained such amount will, not later than three
(3) Business Days after the effectiveness of that notice, pay to the other Party that amount, together with interest at the Interest Rate for the period from and including the day on which payment originally was (or was not) made to but excluding the day of payment of the refund or payment resulting from that correction."

10.13. No Challenges; Defense of Agreement. Neither Party will exercise any of its respective rights under Section 205 or Section 206 of the Federal Power Acts to challenge or seek to modify any of the rates or other terms and conditions of this Agreement.

10.14. Mobile-Sierra.

(a) Absent the agreement of all parties to the proposed change, the standard of review for changes to any portion of this Agreement or any Transaction entered into hereunder proposed by a Party, a non-party, or the Federal Energy Regulatory Commission acting sua sponte, shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine).

(b) The Parties agree that, if and to the extent that FERC adopts a final Mobile-Sierra policy statement in Docket No. PL02-7-000 ("Final Policy Statement"), which requires that, in order to exclude application of the "just and reasonable" standard under Sections 205 and 206 of the Federal Power Act, the Parties must agree to language which varies from that set forth in Section 10.13(a) then, without further action of either Party, such Section shall be deemed amended to incorporate the specific language in the Final Policy Statement that requires the "public interest" standard of review.

SCHEDULE P -- PRODUCTS AND RELATED DEFINITIONS:

The following definitions are hereby added to Schedule P:

"Other Products" If the Parties agree to a service level/product defined by reference to a different agreement (for example, the MAPP Restated Agreement or the WSPP Agreement) for a particular Transaction, then, unless the Parties expressly state and agree that all the terms and conditions of such other agreement will apply, such reference to a service level/product shall be as defined by such other agreement, including if applicable, the regional reliability requirements and guidelines as well as the specific excuses for performance, Force Majeure, Uncontrollable Forces, or other such excuses applicable to such other agreement, to the extent inconsistent with the terms of this Agreement, but all other terms and conditions of this Agreement remain applicable."

"CAISO Energy" means with respect to a Transaction, a Product under which the Seller shall sell and the Buyer shall purchase a quantity of energy equal to the hourly quantity without Ancillary Services (as defined in the Tariff) that is or will be scheduled as a schedule coordinator to schedule coordinator transaction pursuant to the applicable tariff and protocol provisions of the California Independent System Operator ("CAISO") (as amended from time to time, the "Tariff") for which the only excuse for failure to deliver or receive is an "Uncontrollable Force" (as defined in the Tariff). A CAISO "Schedule Adjustment" (defined as a schedule change implemented by the CAISO that is neither caused by, or within the control of, either Party) shall not constitute an Uncontrollable Force (as defined in the Tariff).

"WECC" means the Western Electric Coordinating Council, formerly Western Systems Coordinating Council.

"West Firm" means with respect to a Transaction, a Product that is or will be scheduled as firm energy consistent with the most recent rules adopted by the WECC for which the only excuses for failure to deliver or receive are if an interruption is (i) due to an Uncontrollable Force as provided in Section 10 of the WSPP Agreement; or (ii) where applicable, to meet Seller's public utility or statutory obligations to its customers. Notwithstanding any other provision in this Agreement, if Seller exercises its right to interrupt to meet its public utility or statutory obligations, Seller shall be responsible for payment of damages for failure to deliver firm energy as provided in Article 4 of this Agreement.

"WSPP Agreement" means the Western Systems Power Pool Agreement as amended from time to time.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

COMMERCE ENERGY, INC.                   TENASKA POWER SERVICES CO.


By:     /s/ R. Nick Cioll               By:     /s/ Trudy Harper
       -----------------------------           -------------------------------
Name:   R. Nick Cioll                   Name:   Trudy Harper
       -----------------------------           -------------------------------
Title:  UP Risk Management              Title:  President
       -----------------------------           -------------------------------

                          GENERAL TERMS AND CONDITIONS

                        ARTICLE ONE: GENERAL DEFINITIONS

      1.1 "Affiliate" means, with respect to any person, any other person (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

      1.2 "Agreement" has the meaning set forth in the Cover Sheet.

      1.3 "Bankrupt" means with respect to any entity, such entity (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) makes an assignment or any general arrangement for the benefit of creditors,
(iii) otherwise becomes bankrupt or insolvent (however evidenced), (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (v) is generally unable to pay its debts as they fall due.

      1.4 "Business Day" means any day except a Saturday, Sunday, or a Federal Reserve Bank holiday. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. The relevant Party, in each instance unless otherwise specified, shall be the Party from whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.

      1.5 "Buyer" means the Party to a Transaction that is obligated to purchase and receive, or cause to be received, the Product, as specified in the Transaction.

      1.6 "Call Option" means an Option entitling, but not obligating, the Option Buyer to purchase and receive the Product from the Option Seller at a price equal to the Strike Price for the Delivery Period for which the Option may be exercised, all as specified in the Transaction. Upon proper exercise of the Option by the Option Buyer, the Option Seller will be obligated to sell and deliver the Product for the Delivery Period for which the Option has been exercised.

      1.7 "Claiming Party" has the meaning set forth in Section 3.3.

      1.8 "Claims" means all third party claims or actions, threatened or filed and, whether groundless, false, fraudulent or otherwise, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

      1.9 "Confirmation" has the meaning set forth in Section 2.3.

                         Version 2.1 (modified 4/25/00)
             (C)COPYRIGHT 2000 by the Edison Electric Institute and
                     National Energy Marketers Association

      1.10 "Contract Price" means the price in $U.S. (unless otherwise provided for) to be paid by Buyer to Seller for the purchase of the Product, as specified in the Transaction.

      1.11 "Costs" means, with respect to the Non-Defaulting Party, brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Terminated Transaction; and all reasonable attorneys' fees and expenses incurred by the Non-Defaulting Party in connection with the termination of a Transaction.

      1.12 "Credit Rating" means, with respect to any entity, the rating then assigned to such entity's unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such entity as an issues rating by S&P, Moody's or any other rating agency agreed by the Parties as set forth in the Cover Sheet.

      1.13 "Cross Default Amount" means the cross default amount, if any, set forth in the Cover Sheet for a Party.

      1.14 "Defaulting Party" has the meaning set forth in Section 5.1.

      1.15 "Delivery Period" means the period of delivery for a Transaction, as specified in the Transaction.

      1.16 "Delivery Point" means the point at which the Product will be delivered and received, as specified in the Transaction.

      1.17 "Downgrade Event" has the meaning set forth on the Cover Sheet.

      1.18 "Early Termination Date" has the meaning set forth in Section 5.2.

      1.19 "Effective Date" has the meaning set forth on the Cover Sheet.

      1.20 "Equitable Defenses" means any bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.

      1.21 "Event of Default" has the meaning set forth in Section 5.1.

      1.22 "FERC" means the Federal Energy Regulatory Commission or any successor government agency.

      1.23 "Force Majeure" means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer's markets; (ii) Buyer's inability economically

                         Version 2.1 (modified 4/25/00)
              (C)COPYRIGHT 2000 by the Edison Electric Institute and
                      National Energy Marketers Association
to use or resell the Product purchased hereunder; (iii) the loss or failure of Seller's supply; or (iv) Seller's ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's tariff; provided, however, that existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred. The applicability of Force Majeure to the Transaction is governed by the terms of the Products and Related Definitions contained in Schedule P.

      1.24 "Gains" means, with respect to any Party, an amount equal to the present value of the economic benefit to it, if any (exclusive of Costs), resulting from the termination of a Terminated Transaction, determined in a commercially reasonable manner.

      1.25 "Guarantor" means, with respect to a Party, the guarantor, if any, specified for such Party on the Cover Sheet.

      1.26 "Interest Rate" means, for any date, the lesser of (a) the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published), plus two percent (2%) and (b) the maximum rate permitted by applicable law.

      1.27 "Letter(s) of Credit" means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch with such bank having a credit rating of at least A- from S&P or A3 from Moody's, in a form acceptable to the Party in whose favor the letter of credit is issued. Costs of a Letter of Credit shall be borne by the applicant for such Letter of Credit.

      1.28 "Losses" means, with respect to any Party, an amount equal to the present value of the economic loss to it, if any (exclusive of Costs), resulting from termination of a Terminated Transaction, determined in a commercially reasonable manner.

      1.29 "Master Agreement" has the meaning set forth on the Cover Sheet.

      1.30 "Moody's" means Moody's Investor Services, Inc. or its successor.

      1.31 "NERC Business Day" means any day except a Saturday, Sunday or a holiday as defined by the North American Electric Reliability Council or any successor organization thereto. A NERC Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. The relevant Party, in each instance unless otherwise specified, shall be the Party from whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.

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      1.32 "Non-Defaulting Party" has the meaning set forth in Section 5.2.

      1.33 "Offsetting Transactions" mean any two or more outstanding Transactions, having the same or overlapping Delivery Period(s), Delivery Point and payment date, where under one or more of such Transactions, one Party is the Seller, and under the other such Transaction(s), the same Party is the Buyer.

      1.34 "Option" means the right but not the obligation to purchase or sell a Product as specified in a Transaction.

      1.35 "Option Buyer" means the Party specified in a Transaction as the purchaser of an option, as defined in Schedule P.

      1.36 "Option Seller" means the Party specified in a Transaction as the seller of an option , as defined in Schedule P.

      1.37 "Party A Collateral Threshold" means the collateral threshold, if any, set forth in the Cover Sheet for Party A.

      1.38 "Party B Collateral Threshold" means the collateral threshold, if any, set forth in the Cover Sheet for Party B.

      1.39 "Party A Independent Amount" means the amount , if any, set forth in the Cover Sheet for Party A.

      1.40 "Party B Independent Amount" means the amount , if any, set forth in the Cover Sheet for Party B.

      1.41 "Party A Rounding Amount" means the amount, if any, set forth in the Cover Sheet for Party A.

      1.42 "Party B Rounding Amount" means the amount, if any, set forth in the Cover Sheet for Party B.

      1.43 "Party A Tariff" means the tariff, if any, specified in the Cover Sheet for Party A.

      1.44 "Party B Tariff" means the tariff, if any, specified in the Cover Sheet for Party B.

      1.45 "Performance Assurance" means collateral in the form of either cash, Letter(s) of Credit, or other security acceptable to the Requesting Party.

      1.46 "Potential Event of Default" means an event which, with notice or passage of time or both, would constitute an Event of Default.

      1.47 "Product" means electric capacity, energy or other product(s) related thereto as specified in a Transaction by reference to a Product listed in Schedule P hereto or as otherwise specified by the Parties in the Transaction.

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      1.48 "Put Option" means an Option entitling, but not obligating, the
Option Buyer to sell and deliver the Product to the Option Seller at a price equal to the Strike Price for the Delivery Period for which the option may be exercised, all as specified in a Transaction. Upon proper exercise of the Option by the Option Buyer, the Option Seller will be obligated to purchase and receive the Product.

      1.49 "Quantity" means that quantity of the Product that Seller agrees to make available or sell and deliver, or cause to be delivered, to Buyer, and that Buyer agrees to purchase and receive, or cause to be received, from Seller as specified in the Transaction.

      1.50 "Recording" has the meaning set forth in Section 2.4.

      1.51 "Replacement Price" means the price at which Buyer, acting in a commercially reasonable manner, purchases at the Delivery Point a replacement for any Product specified in a Transaction but not delivered by Seller, plus (i) costs reasonably incurred by Buyer in purchasing such substitute Product and
(ii) additional transmission charges, if any, reasonably incurred by Buyer to the Delivery Point, or at Buyer's option, the market price at the Delivery Point for such Product not delivered as determined by Buyer in a commercially reasonable manner; provided, however, in no event shall such price include any penalties, ratcheted demand or similar charges, nor shall Buyer be required to utilize or change its utilization of its owned or controlled assets or market positions to minimize Seller's liability. For the purposes of this definition, Buyer shall be considered to have purchased replacement Product to the extent Buyer shall have entered into one or more arrangements in a commercially reasonable manner whereby Buyer repurchases its obligation to sell and deliver the Product to another party at the Delivery Point.

      1.52 "S&P" means the Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) or its successor.

      1.53 "Sales Price" means the price at which Seller, acting in a commercially reasonable manner, resells at the Delivery Point any Product not received by Buyer, deducting from such proceeds any (i) costs reasonably incurred by Seller in reselling such Product and (ii) additional transmission charges, if any, reasonably incurred by Seller in delivering such Product to the third party purchasers, or at Seller's option, the market price at the Delivery Point for such Product not received as determined by Seller in a commercially reasonable manner; provided, however, in no event shall such price include any penalties, ratcheted demand or similar charges, nor shall Seller be required to utilize or change its utilization of its owned or controlled assets, including contractual assets, or market positions to minimize Buyer's liability. For purposes of this definition, Seller shall be considered to have resold such Product to the extent Seller shall have entered into one or more arrangements in a commercially reasonable manner whereby Seller repurchases its obligation to purchase and receive the Product from another party at the Delivery Point.

      1.54 "Schedule" or "Scheduling" means the actions of Seller, Buyer and/or their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity and type of Product to be delivered on any given day or days during the Delivery Period at a specified Delivery Point.

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      1.55 "Seller" means the Party to a Transaction that is obligated to sell and deliver, or cause to be delivered, the Product, as specified in the Transaction.

      1.56 "Settlement Amount" means, with respect to a Transaction and the Non-Defaulting Party, the Losses or Gains, and Costs, expressed in U.S. Dollars, which such party incurs as a result of the liquidation of a Terminated Transaction pursuant to Section 5.2.

      1.57 "Strike Price" means the price to be paid for the purchase of the Product pursuant to an Option.

      1.58 "Terminated Transaction" has the meaning set forth in Section 5.2.

      1.59 "Termination Payment" has the meaning set forth in Section 5.3.

      1.60 "Transaction" means a particular transaction agreed to by the Parties relating to the sale and purchase of a Product pursuant to this Master Agreement.

      1.61 "Transmission Provider" means any entity or entities transmitting or transporting the Product on behalf of Seller or Buyer to or from the Delivery Point in a particular Transaction.

                  ARTICLE TWO: TRANSACTION TERMS AND CONDITIONS

      2.1 Transactions. A Transaction shall be entered into upon agreement of the Parties orally or, if expressly required by either Party with respect to a particular Transaction, in writing, including an electronic means of communication. Each Party agrees not to contest, or assert any defense to, the validity or enforceability of the Transaction entered into in accordance with this Master Agreement (i) based on any law requiring agreements to be in writing or to be signed by the parties, or (ii) based on any lack of authority of the Party or any lack of authority of any employee of the Party to enter into a Transaction.

      2.2 Governing Terms. Unless otherwise specifically agreed, each Transaction between the Parties shall be governed by this Master Agreement. This Master Agreement (including all exhibits, schedules and any written supplements hereto), , the Party A Tariff, if any, and the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any Confirmations accepted in accordance with Section 2.3) shall form a single integrated agreement between the Parties. Any inconsistency between any terms of this Master Agreement and any terms of the Transaction shall be resolved in favor of the terms of such Transaction.

      2.3 Confirmation. Seller may confirm a Transaction by forwarding to Buyer by facsimile within three (3) Business Days after the Transaction is entered into a confirmation ("Confirmation") substantially in the form of Exhibit A. If Buyer objects to any term(s) of such Confirmation, Buyer shall notify Seller in writing of such objections within two (2) Business Days of Buyer's receipt thereof, failing which Buyer shall be deemed to have accepted the terms as sent. If Seller fails to send a Confirmation within three (3) Business Days after the Transaction is entered into, a Confirmation substantially in the form of Exhibit A, may be forwarded by Buyer to Seller. If Seller objects to any term(s) of such Confirmation, Seller shall notify Buyer of such objections within two (2) Business Days of Seller's receipt thereof, failing

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which Seller shall be deemed to have accepted the terms as sent. If Seller and
Buyer each send a Confirmation and neither Party objects to the other Party's Confirmation within two (2) Business Days of receipt, Seller's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation, unless
(i) Seller's Confirmation was sent more than three (3) Business Days after the Transaction was entered into and (ii) Buyer's Confirmation was sent prior to Seller's Confirmation, in which case Buyer's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation. Failure by either Party to send or either Party to return an executed Confirmation or any objection by either Party shall not invalidate the Transaction agreed to by the Parties.

      2.4 Additional Confirmation Terms. If the Parties have elected on the Cover Sheet to make this Section 2.4 applicable to this Master Agreement, when a Confirmation contains provisions, other than those provisions relating to the commercial terms of the Transaction (e.g., price or special transmission conditions), which modify or supplement the general terms and conditions of this Master Agreement (e.g., arbitration provisions or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to
Section 2.3 unless agreed to either orally or in writing by the Parties; provided that the foregoing shall not invalidate any Transaction agreed to by the Parties.

      2.5 Recording. Unless a Party expressly objects to a Recording (defined below) at the beginning of a telephone conversation, each Party consents to the creation of a tape or electronic recording ("Recording") of all telephone conversations between the Parties to this Master Agreement, and that any such Recordings will be retained in confidence, secured from improper access, and may be submitted in evidence in any proceeding or action relating to this Agreement. Each Party waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording and to obtain any necessary consent of such officers and employees. The Recording, and the terms and conditions described therein, if admissible, shall be the controlling evidence for the Parties' agreement with respect to a particular Transaction in the event a Confirmation is not fully executed (or deemed accepted) by both Parties. Upon full execution (or deemed acceptance) of a Confirmation, such Confirmation shall control in the event of any conflict with the terms of a Recording, or in the event of any conflict with the terms of this Master Agreement.

                   ARTICLE THREE: OBLIGATIONS AND DELIVERIES

      3.1 Seller's and Buyer's Obligations. With respect to each Transaction, Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, the Quantity of the Product at the Delivery Point, and Buyer shall pay Seller the Contract Price; provided, however, with respect to Options, the obligations set forth in the preceding sentence shall only arise if the Option Buyer exercises its Option in accordance with its terms. Seller shall be responsible for any costs or charges imposed on or associated with the Product or its delivery of the Product up to the Delivery Point. Buyer shall be responsible for any costs or charges imposed on or associated with the Product or its receipt at and from the Delivery Point.

      3.2 Transmission and Scheduling. Seller shall arrange and be responsible for transmission service to the Delivery Point and shall Schedule or arrange for Scheduling services

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with its Transmission Providers, as specified by the Parties in the Transaction, or in the absence thereof, in accordance with the practice of the Transmission Providers, to deliver the Product to the Delivery Point. Buyer shall arrange and be responsible for transmission service at and from the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to receive the Product at the Delivery Point.

      3.3 Force Majeure. To the extent either Party is prevented by Force Majeure from carrying out, in whole or part, its obligations under the Transaction and such Party (the "Claiming Party") gives notice and details of the Force Majeure to the other Party as soon as practicable, then, unless the terms of the Product specify otherwise, the Claiming Party shall be excused from the performance of its obligations with respect to such Transaction (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

              ARTICLE FOUR: REMEDIES FOR FAILURE TO DELIVER/RECEIVE

      4.1 Seller Failure. If Seller fails to schedule and/or deliver all or part of the Product pursuant to a Transaction, and such failure is not excused under the terms of the Product or by Buyer's failure to perform, then Seller shall pay Buyer, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Contract Price from the Replacement Price. The invoice for such amount shall include a written statement explaining in reasonable detail the calculation of such amount.

      4.2 Buyer Failure. If Buyer fails to schedule and/or receive all or part of the Product pursuant to a Transaction and such failure is not excused under the terms of the Product or by Seller's failure to perform, then Buyer shall pay Seller, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Sales Price from the Contract Price. The invoice for such amount shall include a written statement explaining in reasonable detail the calculation of such amount.

                   ARTICLE FIVE: EVENTS OF DEFAULT; REMEDIES

      5.1 Events of Default. An "Event of Default" shall mean, with respect to a Party (a "Defaulting Party"), the occurrence of any of the following:

          (a) the failure to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within three (3) Business Days after written notice;

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          (b)  any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated;

          (c) the failure to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default, and except for such Party's obligations to deliver or receive the Product, the exclusive remedy for which is provided in Article Four) if such failure is not remedied within three (3) Business Days after written notice;

          (d)  such Party becomes Bankrupt;

          (e) the failure of such Party to satisfy the creditworthiness/collateral requirements agreed to pursuant to Article Eight hereof;

          (f) such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party;

          (g) if the applicable cross default section in the Cover Sheet is indicated for such Party, the occurrence and continuation of (i) a default, event of default or other similar condition or event in respect of such Party or any other party specified in the Cover Sheet for such Party under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money in an aggregate amount of not less than the applicable Cross Default Amount (as specified in the Cover Sheet), which results in such indebtedness becoming, or becoming capable at such time of being declared, immediately due and payable or (ii) a default by such Party or any other party specified in the Cover Sheet for such Party in making on the due date therefor one or more payments, individually or collectively, in an aggregate amount of not less than the applicable Cross Default Amount (as specified in the Cover Sheet);

          (h)  with respect to such Party's Guarantor, if any:

               (i) if any representation or warranty made by a Guarantor in connection with this Agreement is false or misleading in any material respect when made or when deemed made or repeated;

               (ii) the failure of a Guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement and such failure shall not be remedied within three (3) Business Days after written notice;

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               (iii) a Guarantor becomes Bankrupt;

               (iv) the failure of a Guarantor's guaranty to be in full force and effect for purposes of this Agreement (other than in accordance with its terms) prior to the satisfaction of all obligations of such Party under each Transaction to which such guaranty shall relate without the written consent of the other Party; or

               (v) a Guarantor shall repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of any guaranty.

      5.2 Declaration of an Early Termination Date and Calculation of Settlement Amounts. If an Event of Default with respect to a Defaulting Party shall have occurred and be continuing, the other Party (the "Non-Defaulting Party") shall have the right (i) to designate a day, no earlier than the day such notice is effective and no later than 20 days after such notice is effective, as an early termination date ("Early Termination Date") to accelerate all amounts owing between the Parties and to liquidate and terminate all, but not less than all, Transactions (each referred to as a "Terminated Transaction") between the Parties, (ii) withhold any payments due to the Defaulting Party under this Agreement and (iii) suspend performance. The Non-Defaulting Party shall calculate, in a commercially reasonable manner, a Settlement Amount for each such Terminated Transaction as of the Early Termination Date (or, to the extent that in the reasonable opinion of the Non-Defaulting Party certain of such Terminated Transactions are commercially impracticable to liquidate and terminate or may not be liquidated and terminated under applicable law on the Early Termination Date, as soon thereafter as is reasonably practicable).

      5.3 Net Out of Settlement Amounts. The Non-Defaulting Party shall aggregate all Settlement Amounts into a single amount by: netting out (a) all Settlement Amounts that are due to the Defaulting Party, plus, at the option of the Non-Defaulting Party, any cash or other form of security then available to the Non-Defaulting Party pursuant to Article Eight, plus any or all other amounts due to the Defaulting Party under this Agreement against (b) all Settlement Amounts that are due to the Non-Defaulting Party, plus any or all other amounts due to the Non-Defaulting Party under this Agreement, so that all such amounts shall be netted out to a single liquidated amount (the "Termination Payment") payable by one Party to the other. The Termination Payment shall be due to or due from the Non-Defaulting Party as appropriate.

      5.4 Notice of Payment of Termination Payment. As soon as practicable after a liquidation, notice shall be given by the Non-Defaulting Party to the Defaulting Party of the amount of the Termination Payment and whether the Termination Payment is due to or due from the Non-Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. The Termination Payment shall be made by the Party that owes it within two (2) Business Days after such notice is effective.

      5.5 Disputes With Respect to Termination Payment. If the Defaulting Party disputes the Non-Defaulting Party's calculation of the Termination Payment, in whole or in part, the Defaulting Party shall, within two (2) Business Days of receipt of Non-Defaulting Party's calculation of the Termination Payment, provide to the Non-Defaulting Party a detailed written

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explanation of the basis for such dispute; provided, however, that if the
Termination Payment is due from the Defaulting Party, the Defaulting Party shall first transfer Performance Assurance to the Non-Defaulting Party in an amount equal to the Termination Payment.

      5.6 Closeout Setoffs.

      Option A: After calculation of a Termination Payment in accordance with
Section 5.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to
(i) set off against such Termination Payment any amounts due and owing by the Defaulting Party to the Non-Defaulting Party under any other agreements, instruments or undertakings between the Defaulting Party and the Non-Defaulting Party and/or (ii) to the extent the Transactions are not yet liquidated in accordance with Section 5.2, withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

      Option B: After calculation of a Termination Payment in accordance with
Section 5.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to
(i) set off against such Termination Payment any amounts due and owing by the Defaulting Party or any of its Affiliates to the Non-Defaulting Party or any of its Affiliates under any other agreements, instruments or undertakings between the Defaulting Party or any of its Affiliates and the Non-Defaulting Party or any of its Affiliates and/or (ii) to the extent the Transactions are not yet liquidated in accordance with Section 5.2, withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

      Option C: Neither Option A nor B shall apply.

      5.7 Suspension of Performance. Notwithstanding any other provision of this Master Agreement, if (a) an Event of Default or (b) a Potential Event of Default shall have occurred and be continuing, the Non-Defaulting Party, upon written notice to the Defaulting Party, shall have the right (i) to suspend performance under any or all Transactions; provided, however, in no event shall any such suspension continue for longer than ten (10) NERC Business Days with respect to any single Transaction unless an early Termination Date shall have been declared and notice thereof pursuant to Section 5.2 given, and (ii) to the extent an Event of Default shall have occurred and be continuing to exercise any remedy available at law or in equity.

                        ARTICLE SIX: PAYMENT AND NETTING

      6.1 Billing Period. Unless otherwise specifically agreed upon by the Parties in a Transaction, the calendar month shall be the standard period for all payments under this Agreement (other than Termination Payments and, if "Accelerated Payment of Damages" is specified by the Parties in the Cover Sheet, payments pursuant to Section 4.1 or 4.2 and Option premium payments pursuant to
Section 6.7). As soon as practicable after the end of each month,

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each Party will render to the other Party an invoice for the payment obligations, if any, incurred hereunder during the preceding month.

      6.2 Timeliness of Payment. Unless otherwise agreed by the Parties in a Transaction, all invoices under this Master Agreement shall be due and payable in accordance with each Party's invoice instructions on or before the later of the twentieth (20th) day of each month, or tenth (10th) day after receipt of the invoice or, if such day is not a Business Day, then on the next Business Day. Each Party will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by the other Party. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Interest Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

      6.3 Disputes and Adjustments of Invoices. A Party may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other Party. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the Interest Rate from and including the due date to but excluding the date paid. Inadvertent overpayments shall be returned upon request or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Interest Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment. Any dispute with respect to an invoice is waived unless the other Party is notified in accordance with this Section 6.3 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the month during which performance of a Transaction occurred, the right to payment for such performance is waived.

      6.4 Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other on the same date pursuant to all Transactions through netting, in which case all amounts owed by each Party to the other Party for the purchase and sale of Products during the monthly billing period under this Master Agreement, including any related damages calculated pursuant to Article Four (unless one of the Parties elects to accelerate payment of such amounts as permitted by Article
Four), interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it.

      6.5 Payment Obligation Absent Netting. If no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other during the monthly billing period, including, but not limited to, any related damage amounts calculated pursuant to Article Four, interest, and payments or credits, that Party shall pay such sum in full when due.

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      6.6 Security. Unless the Party benefiting from Performance Assurance or a guaranty notifies the other Party in writing, and except in connection with a liquidation and termination in accordance with Article Five, all amounts netted pursuant to this Article Six shall not take into account or include any Performance Assurance or guaranty which may be in effect to secure a Party's performance under this Agreement.

      6.7 Payment for Options. The premium amount for the purchase of an Option shall be paid within two (2) Business Days of receipt of an invoice from the Option Seller. Upon exercise of an Option, payment for the Product underlying such Option shall be due in accordance with Section 6.1.

      6.8 Transaction Netting. If the Parties enter into one or more Transactions, which in conjunction with one or more other outstanding Transactions, constitute Offsetting Transactions, then all such Offsetting Transactions may by agreement of the Parties, be netted into a single Transaction under which:

          (a) the Party obligated to deliver the greater amount of Energy will deliver the difference between the total amount it is obligated to deliver and the total amount to be delivered to it under the Offsetting Transactions, and

          (b) the Party owing the greater aggregate payment will pay the net difference owed between the Parties.

Each single Transaction resulting under this Section shall be deemed part of the single, indivisible contractual arrangement between the parties, and once such resulting Transaction occurs, outstanding obligations under the Offsetting Transactions which are satisfied by such offset shall terminate.

                           ARTICLE SEVEN: LIMITATIONS

     7.1 Limitation of Remedies, Liability and Damages. EXCEPT AS SET FORTH HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR

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OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY
INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

               ARTICLE EIGHT: CREDIT AND COLLATERAL REQUIREMENTS

      8.1 Party A Credit Protection. The applicable credit and collateral requirements shall be as specified on the Cover Sheet. If no option in Section 8.1(a) is specified on the Cover Sheet, Section 8.l(a) Option C shall apply exclusively. If none of Sections 8.1(b), 8.1(c) or 8.1(d) are specified on the Cover Sheet, Section 8.1(b) shall apply exclusively.

            (a) Financial Information. Option A: If requested by Party A, Party B shall deliver (i) within 120 days following the end of each fiscal year, a copy of Party B's annual report containing audited consolidated financial statements for such fiscal year and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of Party B's quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as Party B diligently pursues the preparation, certification and delivery of the statements.

      Option B: If requested by Party A, Party B shall deliver (i) within 120 days following the end of each fiscal year, a copy of the annual report containing audited consolidated financial statements for such fiscal year for the party(s) specified on the Cover Sheet and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of quarterly report containing unaudited consolidated financial statements for such fiscal quarter for the party(s) specified on the Cover Sheet. In all cases the statements shall be for the most recent accounting period and shall be prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the relevant entity diligently pursues the preparation, certification and delivery of the statements.

      Option C: Party A may request from Party B the information specified in the Cover Sheet.

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            (b) Credit Assurances. If Party A has reasonable grounds to believe that Party B's creditworthiness or performance under this Agreement has become unsatisfactory, Party A will provide Party B with written notice requesting Performance Assurance in an amount determined by Party A in a commercially reasonable manner. Upon receipt of such notice Party B shall have three (3) Business Days to remedy the situation by providing such Performance Assurance to Party A. In the event that Party B fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to Party A within three (3) Business Days of receipt of notice, then an Event of Default under Article Five will be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (c) Collateral Threshold. If at any time and from time to time during the term of this Agreement (and notwithstanding whether an Event of Default has occurred), the Termination Payment that would be owed to Party A plus Party B's Independent Amount, if any, exceeds the Party B Collateral Threshold, then Party A, on any Business Day, may request that Party B provide Performance Assurance in an amount equal to the amount by which the Termination Payment plus Party B's Independent Amount, if any, exceeds the Party B Collateral Threshold (rounding upwards for any fractional amount to the next Party B Rounding Amount) ("Party B Performance Assurance"), less any Party B Performance Assurance already posted with Party A. Such Party B Performance Assurance shall be delivered to Party A within three (3) Business Days of the date of such request. On any Business Day (but no more frequently than weekly with respect to Letters of Credit and daily with respect to cash), Party B, at its sole cost, may request that such Party B Performance Assurance be reduced correspondingly to the amount of such excess Termination Payment plus Party B's Independent Amount, if any, (rounding upwards for any fractional amount to the next Party B Rounding Amount). In the event that Party B fails to provide Party B Performance Assurance pursuant to the terms of this Article Eight within three
(3) Business Days, then an Event of Default under Article Five shall be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

      For purposes of this Section 8.1(c), the calculation of the Termination Payment shall be calculated pursuant to Section 5.3 by Party A as if all outstanding Transactions had been liquidated, and in addition thereto, shall include all amounts owed but not yet paid by Party B to Party A, whether or not such amounts are due, for performance already provided pursuant to any and all Transactions.

            (d) Downgrade Event. If at any time there shall occur a Downgrade Event in respect of Party B, then Party A may require Party B to provide Performance Assurance in an amount determined by Party A in a commercially reasonable manner. In the event Party B shall fail to provide such Performance Assurance or a guaranty or other credit assurance acceptable to Party A within three (3) Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (e) If specified on the Cover Sheet, Party B shall deliver to Party A, prior to or concurrently with the execution and delivery of this Master Agreement a guarantee in an amount not less than the Guarantee Amount specified on the Cover Sheet and in a form reasonably acceptable to Party A.

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      8.2 Party B Credit Protection. The applicable credit and collateral requirements shall be as specified on the Cover Sheet. If no option in Section 8.2(a) is specified on the Cover Sheet, Section 8.2(a) Option C shall apply exclusively. If none of Sections 8.2(b), 8.2(c) or 8.2(d) are specified on the Cover Sheet, Section 8.2(b) shall apply exclusively.

            (a) Financial Information. Option A: If requested by Party B, Party A shall deliver (i) within 120 days following the end of each fiscal year, a copy of Party A's annual report containing audited consolidated financial statements for such fiscal year and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of such Party's quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as such Party diligently pursues the preparation, certification and delivery of the statements.

      Option B: If requested by Party B, Party A shall deliver (i) within 120 days following the end of each fiscal year, a copy of the annual report containing audited consolidated financial statements for such fiscal year for the party(s) specified on the Cover Sheet and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of quarterly report containing unaudited consolidated financial statements for such fiscal quarter for the party(s) specified on the Cover Sheet. In all cases the statements shall be for the most recent accounting period and shall be prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the relevant entity diligently pursues the preparation, certification and delivery of the statements.

      Option C: Party B may request from Party A the information specified in the Cover Sheet.

            (b) Credit Assurances. If Party B has reasonable grounds to believe that Party A's creditworthiness or performance under this Agreement has become unsatisfactory, Party B will provide Party A with written notice requesting Performance Assurance in an amount determined by Party B in a commercially reasonable manner. Upon receipt of such notice Party A shall have three (3) Business Days to remedy the situation by providing such Performance Assurance to Party B. In the event that Party A fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to Party B within three (3) Business Days of receipt of notice, then an Event of Default under Article Five will be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (c) Collateral Threshold. If at any time and from time to time during the term of this Agreement (and notwithstanding whether an Event of Default has occurred), the Termination Payment that would be owed to Party B plus Party A's Independent Amount, if any, exceeds the Party A Collateral Threshold, then Party B, on any Business Day, may request that Party A provide Performance Assurance in an amount equal to the amount by which the Termination Payment plus Party A's Independent Amount, if any, exceeds the Party A Collateral

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Threshold (rounding upwards for any fractional amount to the next Party A
Rounding Amount) ("Party A Performance Assurance"), less any Party A Performance Assurance already posted with Party B. Such Party A Performance Assurance shall be delivered to Party B within three (3) Business Days of the date of such request. On any Business Day (but no more frequently than weekly with respect to Letters of Credit and daily with respect to cash), Party A, at its sole cost, may request that such Party A Performance Assurance be reduced correspondingly to the amount of such excess Termination Payment plus Party A's Independent Amount, if any, (rounding upwards for any fractional amount to the next Party A Rounding Amount). In the event that Party A fails to provide Party A Performance Assurance pursuant to the terms of this Article Eight within three (3) Business Days, then an Event of Default under Article Five shall be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

      For purposes of this Section 8.2(c), the calculation of the Termination Payment shall be calculated pursuant to Section 5.3 by Party B as if all outstanding Transactions had been liquidated, and in addition thereto, shall include all amounts owed but not yet paid by Party A to Party B, whether or not such amounts are due, for performance already provided pursuant to any and all Transactions.

            (d) Downgrade Event. If at any time there shall occur a Downgrade Event in respect of Party A, then Party B may require Party A to provide Performance Assurance in an amount determined by Party B in a commercially reasonable manner. In the event Party A shall fail to provide such Performance Assurance or a guaranty or other credit assurance acceptable to Party B within three (3) Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (e) If specified on the Cover Sheet, Party A shall deliver to Party B, prior to or concurrently with the execution and delivery of this Master Agreement a guarantee in an amount not less than the Guarantee Amount specified on the Cover Sheet and in a form reasonably acceptable to Party B.

      8.3 Grant of Security Interest/Remedies. To secure its obligations under this Agreement and to the extent either or both Parties deliver Performance Assurance hereunder, each Party (a "Pledgor") hereby grants to the other Party (the "Secured Party") a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, such Secured Party, and each Party agrees to take such action as the other Party reasonably requires in order to perfect the Secured Party's first-priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof. Upon or any time after the occurrence or deemed occurrence and during the continuation of an Event of Default or an Early Termination Date, the Non-Defaulting Party may do any one or more of the following: (i) exercise any of the rights and remedies of a Secured Party with respect to all Performance Assurance, including any such rights and remedies under law then in effect; (ii) exercise its rights of setoff against any and all property of the Defaulting Party in the possession of the Non-Defaulting Party or its agent;
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Letter of Credit issued for its benefit; and (iv) liquidate all Performance
Assurance then held by or for the benefit of the Secured Party free from any claim or right of any nature whatsoever of the Defaulting Party, including any equity or right of purchase or redemption by the Defaulting Party. The Secured Party shall apply the proceeds of the collateral realized upon the exercise of any such rights or remedies to reduce the Pledgor's obligations under the Agreement (the Pledgor remaining liable for any amounts owing to the Secured Party after such application), subject to the Secured Party's obligation to return any surplus proceeds remaining after such obligations are satisfied in full.

                       ARTICLE NINE: GOVERNMENTAL CHARGES

      9.1 Cooperation. Each Party shall use reasonable efforts to implement the provisions of and to administer this Master Agreement in accordance with the intent of the parties to minimize all taxes , so long as neither Party is materially adversely affected by such efforts.

      9.2 Governmental Charges. Seller shall pay or cause to be paid all taxes imposed by any government authority("Governmental Charges") on or with respect to the Product or a Transaction arising prior to the Delivery Point. Buyer shall pay or cause to be paid all Governmental Charges on or with respect to the Product or a Transaction at and from the Delivery Point (other than ad valorem, franchise or income taxes which are related to the sale of the Product and are, therefore, the responsibility of the Seller). In the event Seller is required by law or regulation to remit or pay Governmental Charges which are Buyer's responsibility hereunder, Buyer shall promptly reimburse Seller for such Governmental Charges. If Buyer is required by law or regulation to remit or pay Governmental Charges which are Seller's responsibility hereunder, Buyer may deduct the amount of any such Governmental Charges from the sums due to Seller under Article 6 of this Agreement. Nothing shall obligate or cause a Party to pay or be liable to pay any Governmental Charges for which it is exempt under the law.

                           ARTICLE TEN: MISCELLANEOUS

      10.1 Term of Master Agreement. The term of this Master Agreement shall commence on the Effective Date and shall remain in effect until terminated by either Party upon (thirty) 30 days' prior written notice; provided, however, that such termination shall not affect or excuse the performance of either Party under any provision of this Master Agreement that by its terms survives any such termination and, provided further, that this Master Agreement and any other documents executed and delivered hereunder shall remain in effect with respect to the Transaction(s) entered into prior to the effective date of such termination until both Parties have fulfilled all of their obligations with respect to such Transaction(s), or such Transaction(s) that have been terminated under Section 5.2 of this Agreement.

      10.2 Representations and Warranties. On the Effective Date and the date of entering into each Transaction, each Party represents and warrants to the other Party that:

            (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

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            (ii)  it has all regulatory authorizations necessary for it to legally perform its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

            (iii) the execution, delivery and performance of this Master
                  Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3) are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it;

            (iv) this Master Agreement, each Transaction (including any Confirmation accepted in accordance with Section 2.3), and each other document executed and delivered in accordance with this Master Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms; subject to any Equitable Defenses.

            (v) it is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it which would result in it being or becoming Bankrupt;

            (vi) there is not pending or, to its knowledge, threatened against it or any of its Affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

            (vii) no Event of Default or Potential Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

            (viii) it is acting for its own account, has made its own
                  independent decision to enter into this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3) and as to whether this Master Agreement and each such Transaction (including any Confirmation accepted in accordance with Section 2.3) is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

            (ix) it is a "forward contract merchant" within the meaning of the United States Bankruptcy Code;

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            (x)   it has entered into this Master Agreement and each Transaction
                  (including any Confirmation accepted in accordance with Section 2.3) in connection with the conduct of its business and it has the capacity or ability to make or take delivery of all Products referred to in the Transaction to which it is a Party;

            (xi) with respect to each Transaction (including any Confirmation accepted in accordance with Section 2.3) involving the purchase or sale of a Product or an Option, it is a producer, processor, commercial user or merchant handling the Product, and it is entering into such Transaction for purposes related to its business as such; and

            (xii) the material economic terms of each Transaction are subject to individual negotiation by the Parties.

      10.3 Title and Risk of Loss. Title to and risk of loss related to the Product shall transfer from Seller to Buyer at the Delivery Point. Seller warrants that it will deliver to Buyer the Quantity of the Product free and clear of all liens, security interests, claims and encumbrances or any interest therein or thereto by any person arising prior to the Delivery Point.

      10.4 Indemnity. Each Party shall indemnify, defend and hold harmless the other Party from and against any Claims arising from or out of any event, circumstance, act or incident first occurring or existing during the period when control and title to Product is vested in such Party as provided in Section
10.3. Each Party shall indemnify, defend and hold harmless the other Party against any Governmental Charges for which such Party is responsible under Article Nine.

      10.5 Assignment. Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which consent may be withheld in the exercise of its sole discretion; provided, however, either Party may, without the consent of the other Party (and without relieving itself from liability hereunder), (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign this Agreement to an affiliate of such Party which affiliate's creditworthiness is equal to or higher than that of such Party, or (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets whose creditworthiness is equal to or higher than that of such Party; provided, however, that in each such case, any such assignee shall agree in writing to be bound by the terms and conditions hereof and so long as the transferring Party delivers such tax and enforceability assurance as the non-transferring Party may reasonably request.

      10.6 Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

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      10.7 Notices. All notices, requests, statements or payments shall be made as specified in the Cover Sheet. Notices (other than scheduling requests) shall, unless otherwise specified herein, be in writing and may be delivered by hand delivery, United States mail, overnight courier service or facsimile. Notice by facsimile or hand delivery shall be effective at the close of business on the day actually received, if received during business hours on a Business Day, and otherwise shall be effective at the close of business on the next Business Day. Notice by overnight United States mail or courier shall be effective on the next Business Day after it was sent. A Party may change its addresses by providing notice of same in accordance herewith.

      10.8 General. This Master Agreement (including the exhibits, schedules and any written supplements hereto), the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any Confirmation accepted in accordance with Section 2.3) constitute the entire agreement between the Parties relating to the subject matter. Notwithstanding the foregoing, any collateral, credit support or margin agreement or similar arrangement between the Parties shall, upon designation by the Parties, be deemed part of this Agreement and shall be incorporated herein by reference. This Agreement shall be considered for all purposes as prepared through the joint efforts of the parties and shall not be construed against one party or the other as a result of the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Except to the extent herein provided for, no amendment or modification to this Master Agreement shall be enforceable unless reduced to writing and executed by both Parties. Each Party agrees if it seeks to amend any applicable wholesale power sales tariff during the term of this Agreement, such amendment will not in any way affect outstanding Transactions under this Agreement without the prior written consent of the other Party. Each Party further agrees that it will not assert, or defend itself, on the basis that any applicable tariff is inconsistent with this Agreement. This Agreement shall not impart any rights enforceable by any third party (other than a permitted successor or assignee bound to this Agreement). Waiver by a Party of any default by the other Party shall not be construed as a waiver of any other default. Any provision declared or rendered unlawful by any applicable court of law or regulatory agency or deemed unlawful because of a statutory change (individually or collectively, such events referred to as "Regulatory Event") will not otherwise affect the remaining lawful obligations that arise under this Agreement; and provided, further, that if a Regulatory Event occurs, the Parties shall use their best efforts to reform this Agreement in order to give effect to the original intention of the Parties. The term "including" when used in this Agreement shall be by way of example only and shall not be considered in any way to be in limitation. The headings used herein are for convenience and reference purposes only. All indemnity and audit rights shall survive the termination of this Agreement for twelve (12) months. This Agreement shall be binding on each Party's successors and permitted assigns.

      10.9 Audit. Each Party has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Master Agreement. If requested, a Party shall provide to the other Party statements evidencing the Quantity delivered at the Delivery Point. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be made promptly and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be

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made unless objection to the accuracy thereof was made prior to the lapse of twelve (12) months from the rendition thereof, and thereafter any objection shall be deemed waived.

      10.10 Forward Contract. The Parties acknowledge and agree that all Transactions constitute "forward contracts" within the meaning of the United States Bankruptcy Code.

      10.11 Confidentiality. If the Parties have elected on the Cover Sheet to make this Section 10.11 applicable to this Master Agreement, neither Party shall disclose the terms or conditions of a Transaction under this Master Agreement to a third party (other than the Party's employees, lenders, counsel, accountants or advisors who have a need to know such information and have agreed to keep such terms confidential) except in order to comply with any applicable law, regulation, or any exchange, control area or independent system operator rule or in connection with any court or regulatory proceeding; provided, however, each Party shall, to the extent practicable, use reasonable efforts to prevent or limit the disclosure. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation.

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                  SCHEDULE P: PRODUCTS AND RELATED DEFINITIONS

      "Ancillary Services" means any of the services identified by a Transmission Provider in its transmission tariff as "ancillary services" including, but not limited to, regulation and frequency response, energy imbalance, operating reserve-spinning and operating reserve-supplemental, as may be specified in the Transaction.

      "Capacity" has the meaning specified in the Transaction.

      "Energy" means three-phase, 60-cycle alternating current electric energy, expressed in megawatt hours.

      "Firm (LD)" means, with respect to a Transaction, that either Party shall be relieved of its obligations to sell and deliver or purchase and receive without liability only to the extent that, and for the period during which, such performance is prevented by Force Majeure. In the absence of Force Majeure, the Party to which performance is owed shall be entitled to receive from the Party which failed to deliver/receive an amount determined pursuant to Article Four.

      "Firm Transmission Contingent - Contract Path" means, with respect to a Transaction, that the performance of either Seller or Buyer (as specified in the Transaction) shall be excused, and no damages shall be payable including any amounts determined pursuant to Article Four, if the transmission for such Transaction is interrupted or curtailed and (i) such Party has provided for firm transmission with the transmission provider(s) for the Product in the case of the Seller from the generation source to the Delivery Point or in the case of the Buyer from the Delivery Point to the ultimate sink, and (ii) such interruption or curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the applicable transmission provider's tariff. This contingency shall excuse performance for the duration of the interruption or curtailment notwithstanding the provisions of the definition of "Force Majeure" in Section 1.23 to the contrary.

      "Firm Transmission Contingent - Delivery Point" means, with respect to a Transaction, that the performance of either Seller or Buyer (as specified in the Transaction) shall be excused, and no damages shall be payable including any amounts determined pursuant to Article Four, if the transmission to the Delivery Point (in the case of Seller) or from the Delivery Point (in the case of Buyer) for such Transaction is interrupted or curtailed and (i) such Party has provided for firm transmission with the transmission provider(s) for the Product, in the case of the Seller, to be delivered to the Delivery Point or, in the case of Buyer, to be received at the Delivery Point and (ii) such interruption or curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the applicable transmission provider's tariff. This transmission contingency excuses performance for the duration of the interruption or curtailment, notwithstanding the provisions of the definition of "Force Majeure" in Section 1.23 to the contrary. Interruptions or curtailments of transmission other than the transmission either immediately to or from the Delivery Point shall not excuse performance

      "Firm (No Force Majeure)" means, with respect to a Transaction, that if either Party fails to perform its obligation to sell and deliver or purchase and receive the Product, the Party to which performance is owed shall be entitled to receive from the Party which failed to perform an

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amount determined pursuant to Article Four. Force Majeure shall not excuse performance of a Firm (No Force Majeure) Transaction.

      "Into ______________ (the "Receiving Transmission Provider"), Seller's Daily Choice" means that, in accordance with the provisions set forth below, (1) the Product shall be scheduled and delivered to an interconnection or interface ("Interface") either (a) on the Receiving Transmission Provider's transmission system border or (b) within the control area of the Receiving Transmission Provider if the Product is from a source of generation in that control area, which Interface, in either case, the Receiving Transmission Provider identifies as available for delivery of the Product in or into its control area; and (2) Seller has the right on a daily prescheduled basis to designate the Interface where the Product shall be delivered. An "Into" Product shall be subject to the following provisions:

      1. Prescheduling and Notification. Subject to the provisions of Section 6, not later than the prescheduling deadline of 11:00 a.m. CPT on the Business Day before the next delivery day or as otherwise agreed to by Buyer and Seller, Seller shall notify Buyer ("Seller's Notification") of Seller's immediate upstream counterparty and the Interface (the "Designated Interface") where Seller shall deliver the Product for the next delivery day, and Buyer shall notify Seller of Buyer's immediate downstream counterparty.

      2. Availability of "Firm Transmission" to Buyer at Designated Interface; "Timely Request for Transmission," "ADI" and "Available Transmission." In determining availability to Buyer of next-day firm transmission ("Firm Transmission") from the Designated Interface, a "Timely Request for Transmission" shall mean a properly completed request for Firm Transmission made by Buyer in accordance with the controlling tariff procedures, which request shall be submitted to the Receiving Transmission Provider no later than 30 minutes after delivery of Seller's Notification, provided, however, if the Receiving Transmission Provider is not accepting requests for Firm Transmission at the time of Seller's Notification, then such request by Buyer shall be made within 30 minutes of the time when the Receiving Transmission Provider first opens thereafter for purposes of accepting requests for Firm Transmission.

      Pursuant to the terms hereof, delivery of the Product may under certain circumstances be redesignated to occur at an Interface other than the Designated Interface (any such alternate designated interface, an "ADI") either (a) on the Receiving Transmission Provider's transmission system border or (b) within the control area of the Receiving Transmission Provider if the Product is from a source of generation in that control area, which ADI, in either case, the Receiving Transmission Provider identifies as available for delivery of the Product in or into its control area using either firm or non-firm transmission, as available on a day-ahead or hourly basis (individually or collectively referred to as "Available Transmission") within the Receiving Transmission Provider's transmission system.

      3. Rights of Buyer and Seller Depending Upon Availability of/Timely Request for Firm Transmission.

            A. Timely Request for Firm Transmission made by Buyer, Accepted by the Receiving Transmission Provider and Purchased by Buyer. If a Timely Request for Firm Transmission is made by Buyer and is accepted by the Receiving Transmission Provider

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      and Buyer purchases such Firm Transmission, then Seller shall deliver and
      Buyer shall receive the Product at the Designated Interface.

                  i. If the Firm Transmission purchased by Buyer within the
            Receiving Transmission Provider's transmission system from the Designated Interface ceases to be available to Buyer for any reason, or if Seller is unable to deliver the Product at the Designated Interface for any reason except Buyer's non-performance, then at Seller's choice from among the following, Seller shall: (a) to the extent Firm Transmission is available to Buyer from an ADI on a day-ahead basis, require Buyer to purchase such Firm Transmission from such ADI, and schedule and deliver the affected portion of the Product to such ADI on the basis of Buyer's purchase of Firm Transmission, or (b) require Buyer to purchase non-firm transmission, and schedule and deliver the affected portion of the Product on the basis of Buyer's purchase of non-firm transmission from the Designated Interface or an ADI designated by Seller, or (c) to the extent firm transmission is available on an hourly basis, require Buyer to purchase firm transmission, and schedule and deliver the affected portion of the Product on the basis of Buyer's purchase of such hourly firm transmission from the Designated Interface or an ADI designated by Seller.

                  ii. If the Available Transmission utilized by Buyer as
            required by Seller pursuant to Section 3A(i) ceases to be available to Buyer for any reason, then Seller shall again have those alternatives stated in Section 3A(i) in order to satisfy its obligations.

                  iii. Seller's obligation to schedule and deliver the Product at an ADI is subject to Buyer's obligation referenced in Section 4B to cooperate reasonably therewith. If Buyer and Seller cannot complete the scheduling and/or delivery at an ADI, then Buyer shall be deemed to have satisfied its receipt obligations to Seller and Seller shall be deemed to have failed its delivery obligations to Buyer, and Seller shall be liable to Buyer for amounts determined pursuant to Article Four.

                  iv. In each instance in which Buyer and Seller must make
            alternative scheduling arrangements for delivery at the Designated Interface or an ADI pursuant to Sections 3A(i) or (ii), and Firm Transmission had been purchased by both Seller and Buyer into and within the Receiving Transmission Provider's transmission system as to the scheduled delivery which could not be completed as a result of the interruption or curtailment of such Firm Transmission, Buyer and Seller shall bear their respective transmission expenses and/or associated congestion charges incurred in connection with efforts to complete delivery by such alternative scheduling and delivery arrangements. In any instance except as set forth in the immediately preceding sentence, Buyer and Seller must make alternative scheduling arrangements for delivery at the Designated Interface or an ADI under Sections 3A(i) or (ii), Seller shall be responsible for any additional transmission purchases and/or associated congestion charges incurred by Buyer in connection with such alternative scheduling arrangements.

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            B. Timely Request for Firm Transmission Made by Buyer but Rejected
      by the Receiving Transmission Provider. If Buyer's Timely Request for Firm Transmission is rejected by the Receiving Transmission Provider because of unavailability of Firm Transmission from the Designated Interface, then Buyer shall notify Seller within 15 minutes after receipt of the Receiving Transmission Provider's notice of rejection ("Buyer's Rejection Notice"). If Buyer timely notifies Seller of such unavailability of Firm Transmission from the Designated Interface, then Seller shall be obligated either (1) to the extent Firm Transmission is available to Buyer from an ADI on a day-ahead basis, to require Buyer to purchase (at Buyer's own expense) such Firm Transmission from such ADI and schedule and deliver the Product to such ADI on the basis of Buyer's purchase of Firm Transmission, and thereafter the provisions in Section 3A shall apply, or (2) to require Buyer to purchase (at Buyer's own expense) non-firm transmission, and schedule and deliver the Product on the basis of Buyer's purchase of non-firm transmission from the Designated Interface or an ADI designated by the Seller, in which case Seller shall bear the risk of interruption or curtailment of the non-firm transmission; provided, however, that if the non-firm transmission is interrupted or curtailed or if Seller is unable to deliver the Product for any reason, Seller shall have the right to schedule and deliver the Product to another ADI in order to satisfy its delivery obligations, in which case Seller shall be responsible for any additional transmission purchases and/or associated congestion charges incurred by Buyer in connection with Seller's inability to deliver the Product as originally prescheduled. If Buyer fails to timely notify Seller of the unavailability of Firm Transmission, then Buyer shall bear the risk of interruption or curtailment of transmission from the Designated Interface, and the provisions of Section 3D shall apply.

            C. Timely Request for Firm Transmission Made by Buyer, Accepted by the Receiving Transmission Provider and not Purchased by Buyer. If Buyer's Timely Request for Firm Transmission is accepted by the Receiving Transmission Provider but Buyer elects to purchase non-firm transmission rather than Firm Transmission to take delivery of the Product, then Buyer shall bear the risk of interruption or curtailment of transmission from the Designated Interface. In such circumstances, if Seller's delivery is interrupted as a result of transmission relied upon by Buyer from the Designated Interface, then Seller shall be deemed to have satisfied its delivery obligations to Buyer, Buyer shall be deemed to have failed to receive the Product and Buyer shall be liable to Seller for amounts determined pursuant to Article Four.

            D. No Timely Request for Firm Transmission Made by Buyer, or Buyer Fails to Timely Send Buyer's Rejection Notice. If Buyer fails to make a Timely Request for Firm Transmission or Buyer fails to timely deliver Buyer's Rejection Notice, then Buyer shall bear the risk of interruption or curtailment of transmission from the Designated Interface. In such circumstances, if Seller's delivery is interrupted as a result of transmission relied upon by Buyer from the Designated Interface, then Seller shall be deemed to have satisfied its delivery obligations to Buyer, Buyer shall be deemed to have failed to receive the Product and Buyer shall be liable to Seller for amounts determined pursuant to Article Four.

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      4. Transmission.

            A. Seller's Responsibilities. Seller shall be responsible for transmission required to deliver the Product to the Designated Interface or ADI, as the case may be. It is expressly agreed that Seller is not required to utilize Firm Transmission for its delivery obligations hereunder, and Seller shall bear the risk of utilizing non-firm transmission. If Seller's scheduled delivery to Buyer is interrupted as a result of Buyer's attempted transmission of the Product beyond the Receiving Transmission Provider's system border, then Seller will be deemed to have satisfied its delivery obligations to Buyer, Buyer shall be deemed to have failed to receive the Product and Buyer shall be liable to Seller for damages pursuant to Article Four.

            B. Buyer's Responsibilities. Buyer shall be responsible for transmission required to receive and transmit the Product at and from the Designated Interface or ADI, as the case may be, and except as specifically provided in Section 3A and 3B, shall be responsible for any costs associated with transmission therefrom. If Seller is attempting to complete the designation of an ADI as a result of Seller's rights and obligations hereunder, Buyer shall co-operate reasonably with Seller in order to effect such alternate designation.

      5. Force Majeure. An "Into" Product shall be subject to the "Force Majeure" provisions in Section 1.23.

      6. Multiple Parties in Delivery Chain Involving a Designated Interface. Seller and Buyer recognize that there may be multiple parties involved in the delivery and receipt of the Product at the Designated Interface or ADI to the extent that (1) Seller may be purchasing the Product from a succession of other sellers ("Other Sellers"), the first of which Other Sellers shall be causing the Product to be generated from a source ("Source Seller") and/or (2) Buyer may be selling the Product to a succession of other buyers ("Other Buyers"), the last of which Other Buyers shall be using the Product to serve its energy needs ("Sink Buyer"). Seller and Buyer further recognize that in certain Transactions neither Seller nor Buyer may originate the decision as to either (a) the original identification of the Designated Interface or ADI (which designation may be made by the Source Seller) or (b) the Timely Request for Firm Transmission or the purchase of other Available Transmission (which request may be made by the Sink Buyer). Accordingly, Seller and Buyer agree as follows:

            A. If Seller is not the Source Seller, then Seller shall notify Buyer of the Designated Interface promptly after Seller is notified thereof by the Other Seller with whom Seller has a contractual relationship, but in no event may such designation of the Designated Interface be later than the prescheduling deadline pertaining to the Transaction between Buyer and Seller pursuant to Section 1.

            B. If Buyer is not the Sink Buyer, then Buyer shall notify the Other Buyer with whom Buyer has a contractual relationship of the Designated Interface promptly after Seller notifies Buyer thereof, with the intent being that the party bearing actual responsibility to secure transmission shall have up to 30 minutes after receipt of the Designated Interface to submit its Timely Request for Firm Transmission.

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            C. Seller and Buyer each agree that any other communications or actions required to be given or made in connection with this "Into Product" (including without limitation, information relating to an ADI) shall be made or taken promptly after receipt of the relevant information from the Other Sellers and Other Buyers, as the case may be.

            D. Seller and Buyer each agree that in certain Transactions time is of the essence and it may be desirable to provide necessary information to Other Sellers and Other Buyers in order to complete the scheduling and delivery of the Product. Accordingly, Seller and Buyer agree that each has the right, but not the obligation, to provide information at its own risk to Other Sellers and Other Buyers, as the case may be, in order to effect the prescheduling, scheduling and delivery of the Product

      "Native Load" means the demand imposed on an electric utility or an entity by the requirements of retail customers located within a franchised service territory that the electric utility or entity has statutory obligation to serve.

      "Non-Firm" means, with respect to a Transaction, that delivery or receipt of the Product may be interrupted for any reason or for no reason, without liability on the part of either Party.

      "System Firm" means that the Product will be supplied from the owned or controlled generation or pre-existing purchased power assets of the system specified in the Transaction (the "System") with non-firm transmission to and from the Delivery Point, unless a different Transmission Contingency is specified in a Transaction. Seller's failure to deliver shall be excused: (i) by an event or circumstance which prevents Seller from performing its obligations, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Seller; (ii) by Buyer's failure to perform; (iii) to the extent necessary to preserve the integrity of, or prevent or limit any instability on, the System; (iv) to the extent the System or the control area or reliability council within which the System operates declares an emergency condition, as determined in the system's, or the control area's, or reliability council's reasonable judgment; or (v) by the interruption or curtailment of transmission to the Delivery Point or by the occurrence of any Transmission Contingency specified in a Transaction as excusing Seller's performance. Buyer's failure to receive shall be excused (i) by Force Majeure; (ii) by Seller's failure to perform, or (iii) by the interruption or curtailment of transmission from the Delivery Point or by the occurrence of any Transmission Contingency specified in a Transaction as excusing Buyer's performance. In any of such events, neither party shall be liable to the other for any damages, including any amounts determined pursuant to Article Four.

      "Transmission Contingent" means, with respect to a Transaction, that the performance of either Seller or Buyer (as specified in the Transaction) shall be excused, and no damages shall be payable including any amounts determined pursuant to Article Four, if the transmission for such Transaction is unavailable or interrupted or curtailed for any reason, at any time, anywhere from the Seller's proposed generating source to the Buyer's proposed ultimate sink, regardless of whether transmission, if any, that such Party is attempting to secure and/or has purchased for the Product is firm or non-firm. If the transmission (whether firm or non-firm) that Seller or Buyer is attempting to secure is from source to sink is unavailable, this contingency excuses performance for the entire Transaction. If the transmission (whether firm or non-firm) that Seller

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or Buyer has secured from source to sink is interrupted or curtailed for any reason, this contingency excuses performance for the duration of the interruption or curtailment notwithstanding the provisions of the definition of "Force Majeure" in Article 1.23 to the contrary.

      "Unit Firm" means, with respect to a Transaction, that the Product subject to the Transaction is intended to be supplied from a generation asset or assets specified in the Transaction. Seller's failure to deliver under a "Unit Firm" Transaction shall be excused: (i) if the specified generation asset(s) are unavailable as a result of a Forced Outage (as defined in the NERC Generating Unit Availability Data System (GADS) Forced Outage reporting guidelines) or (ii) by an event or circumstance that affects the specified generation asset(s) so as to prevent Seller from performing its obligations, which event or circumstance was not anticipated as of the date the Transaction was agreed to, and which is not within the reasonable control of, or the result of the negligence of, the Seller or (iii) by Buyer's failure to perform. In any of such events, Seller shall not be liable to Buyer for any damages, including any amounts determined pursuant to Article Four.

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                                                                       EXHIBIT A

                    MASTER POWER PURCHASE AND SALE AGREEMENT
                               CONFIRMATION LETTER

      This confirmation letter shall confirm the Transaction agreed to on ___________, ___ between __________________________ ("Party A") and
_____________________ ("Party B") regarding the sale/purchase of the Product under the terms and conditions as follows:

Seller:
         _____________________________________________________________________

Buyer:
         _____________________________________________________________________

Product:

[]    Into _________________, Seller's Daily Choice

[]    Firm (LD)

[]    Firm (No Force Majeure)

[]    System Firm

      (Specify System:                                                        )
                          ____________________________________________________

[]    Unit Firm

      (Specify Unit(s):                                                       )
                          ____________________________________________________

[]    Other
             _________________________________________________________________

[]    Transmission Contingency (If not marked, no transmission contingency)

      []    FT-Contract Path Contingency [] Seller [] Buyer

      []    FT-Delivery Point Contingency [] Seller [] Buyer

      []    Transmission Contingent [] Seller [] Buyer

      []    Other transmission contingency

      (Specify:                                                               )
                  ____________________________________________________________

Contract Quantity:
                    __________________________________________________________

Delivery Point:
                 _____________________________________________________________

Contract Price:

Energy Price:
               _______________________________________________________________

Other Charges:
                ______________________________________________________________

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Confirmation Letter
Page  2

Delivery Period:
                  ____________________________________________________________

Special Conditions:
                 ____________________________________________________________

Scheduling:
             ________________________________________________________________

Option Buyer:
               ______________________________________________________________

Option Seller:
                _____________________________________________________________

      Type of Option:

                       ______________________________________________________

      Strike Price:
                    _________________________________________________________

      Premium:
                    _________________________________________________________

      Exercise Period:
                          ___________________________________________________

         This confirmation letter is being provided pursuant to and in accordance with the Master Power Purchase and Sale Agreement dated ______________ (the "Master Agreement") between Party A and Party B, and constitutes part of and is subject to the terms and provisions of such Master Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Master Agreement.

[Party A]                                     [Party B]



Name:                                    Name:
     _____________________________            _______________________________

Title:                                   Title:
       _____________________________            _____________________________

Phone No:                                Phone No:
           _____________________________            _________________________

Fax:                                     Fax:
     _____________________________            _______________________________

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